                                     MASTER
                                CREDIT AGREEMENT

                          dated as of February 14, 2007

                                     between

                               NEDAK ETHANOL, LLC

                                   as Borrower

                                       and

                    FARM CREDIT SERVICES OF GRAND FORKS, FLCA

                                    as Lender

                                TABLE OF CONTENTS

    Section 8.05   Governing Law; Jurisdiction; Consent to Service of Process.26

    Section 8.14   Notice of Claims Against Lender; Limitation of Certain

Exhibit 2.01(c)(6)....................................................2.01(c)(6)

Schedule 3.15 - Permits...................................................3.15-1

Schedule 3.17 - Material Contracts........................................3.17-1

Exhibit 3.19 - Borrower's Rights............................................3.19

Schedule 4.08 - Insurance Requirements .....................................4.08

Schedule 4.10 - List of Subsidiaries .......................................4.10

Schedule 6.01(b) Permitted Indebtedness..................................6.01(b)

Schedule 6.04 - Existing Investments .......................................6.04

Schedule 6.13 - Deposit and Investment Accounts.............................6.13

Exhibit A - Form of Certificate of Compliance..............................Exh A

Exhibit B - Form of  Officer's Certificate ................................Exh B

                             MASTER CREDIT AGREEMENT

     THIS MASTER  CREDIT  AGREEMENT  is made and entered into as of February 14,
2007, by and between NEDAK ETHANOL,  LLC, a Nebraska limited liability  company,
("Borrower")  and FARM CREDIT  SERVICES OF GRAND  FORKS,  FLCA,  a federal  land credit  association  organized  under the Farm  Credit  Act of 1971,  as amended
("Lender").

                                    RECITALS:

     A. Borrower has requested that Lender  establish one or more  construction, revolving and term credit facilities in favor of Borrower; and

     B. Subject to the terms and conditions of this Agreement, Lender is willing to provide such financing to Borrower.

                                   AGREEMENT:

     In   consideration   of  the   foregoing   and  other  good  and   valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.

                                  GENERAL TERMS

     Section 1.01  Definitions.  Capitalized terms used herein have the meanings set forth on Attachment I hereto.

     Section 1.02 Master Agreement/Supplements.  Additional terms of each of the existing and future loans, credit facilities and other credit accommodations are set  forth  in  supplements  ("Supplements")  to this  Master  Credit  Agreement
("Master  Agreement").  The terms of this Master  Agreement and the  Supplements supersede all prior  agreements  and  arrangements  between  Borrower and Lender related to the Loans and govern the relationship and agreements between Borrower and Lender. In the event Borrower and Lender agree to additional  loans,  credit facilities,  and/or other credit accommodations from time to time in the future,
Borrower  and Lender  will  enter into  additional  Supplements  to this  Master
Agreement.  Each  Supplement  will set forth  additional  terms  and  conditions specific to such loans and credit facilities,  including without limitation, the applicable:

     (a) amount of the loan and/or credit facility;

     (b) interest rate and rate options,

     (c) fees, costs and expenses; and

     (d) repayment terms.

In the event of any  inconsistency  between  the  terms set forth in the  Master
Agreement  and any  Supplement,  the  terms of the  applicable  Supplement  will control to the extent provided in such Supplement.  Unless otherwise provided in a Supplement, each Supplement applies solely to the Loans described therein. The
Supplements,  including all Supplements  entered into as the date hereof and all future  Supplements  (when they become  effective)  are hereby  incorporated  by reference.

     Section 1.03 Notes. Each Supplement may be accompanied by one or more Notes made by Borrower.

     Section  1.04  Default  Interest.   Upon  the  occurrence  and  during  the
continuance  of a Default or Event of Default  or after  acceleration,  Borrower will pay  interest  ("Default  Interest")  with respect to the Loans at the rate otherwise  applicable  plus an  additional  two hundred  basis  points per annum
(2.00%).  Default Interest is payable on demand.  The Default Interest rate will apply whether or not Lender has exercised its option to accelerate  the maturity of the Loans and declare the entire principal balance due and payable.

     Section 1.05 Interest Generally; Maximum Rate. Lender's internal records of applicable interest rates are determinative in the absence of manifest error. In the event any  Governmental  Authority  subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any Loan, or changes the method of taxation of any Loan,  or changes the reserve,  capital or deposit requirements  applicable to any Loan,  Borrower will pay such additional amounts as will  compensate  Lender for such cost (including  opportunity  cost) or lost income resulting therefrom as reasonably  determined by Lender.  Notwithstanding anything  to the  contrary  herein  or in any  Supplement,  if at any  time  the interest rate applicable to any Loan,  together with all fees, charges and other amounts  which may be treated as  interest  on such Loan  under  applicable  law
(collectively,  the  "Charges")  exceed the maximum lawful rate of interest (the
"Maximum  Rate")  which may be  contracted  for,  charged,  taken,  received  or reserved  by  Lender,  the rate of  interest  payable  in  respect of the Loans, together  with all Charges  payable in respect  thereof,  will be limited to the
Maximum Rate; provided, such Charges may be applied by Lender and collected over a longer period of time to avoid  application of a rate that exceeds the Maximum
Rate. Any amount paid in excess of the Maximum Rate will be applied to principal and other amounts outstanding in the order Lender deems appropriate.

     Section 1.06 Payments Generally. All payments will be made to Lender at the address set forth in Section 8.01 in U.S.  Dollars and in immediately  available funds, without set-off,  deduction,  or counterclaim,  not later than 11:00 A.M.
(Grand Forks,  North Dakota time) on the date on which such payment is due (each such  payment  made  after  such time on such due date to be deemed to have been made on the next succeeding Business Day). All payments may be applied by Lender to principal,  interest, fees and other amounts in any order which Lender elects in its sole reasonable discretion; provided unscheduled payments received during the  continuance  of an  Event  of  Default  will be  applied  first to fees and reimbursable  expenses  of Lender and then  ratably to the Loans  based on their respective outstanding principal balances.  Whenever any payment is stated to be due on a day that is not a Business Day, such payment will be due and payable on the next succeeding  Business Day, not later than 11:00 A.M., and such extension of time will in such case be  included  in the  computation  of the  payment  of interest and fees, as the case may be.

     Section 1.07 Computations. Computations of interest and fees (to the extent computed on the basis of days elapsed)  hereunder will be made on the basis of a year of 365 days  occurring  in the period for which such  interest  or fees are payable. All interest and fees will be considered earned when due.

     Section 1.08 Prepayments.

     (a)  Subject  to  applicable  fees and  charges  and such  other  terms and conditions as set forth in any  applicable  Supplement,  Borrower may prepay the
Loans,  in  whole  or in part at any time  and  from  time to  time,  by  giving irrevocable  written notice (or telephonic notice promptly confirmed in writing)
to Lender not less than sixty days prior to any such prepayment;  provided, that the  amount  of any such  prepayment  may not be less than  $500,000.  Each such notice will be irrevocable and will specify the proposed date of such prepayment
(which shall be any regularly  scheduled monthly payment date) and the principal amount to be  prepaid.  The  amount  specified  in such  notice  will be due and payable on the date designated in such notice, together with accrued interest on the amount so prepaid and any  prepayment  fee or premium  payable in connection therewith.

     (b) If Borrower issues any capital stock,  any other equity  interests,  or any debt  securities,  then no later than the Business Day following the date of receipt of the  proceeds  thereof,  Borrower  must prepay the Loans in an amount equal to all such proceeds,  net of  underwriting  discounts and commissions and other  reasonable  costs paid to  non-Affiliates  in connection  therewith.  Any prepayment  fee,  premium or penalty  under any  applicable  Supplement  will be applied in the event of such prepayment.

     Section  1.09  Advances  and Paying  Procedure.  Lender is  authorized  and directed to credit any of the Borrower's accounts with Lender (or to the account
Borrower  designates in writing) for all Advances made hereunder,  and Lender is authorized  to debit such account or any other  account of Borrower  with Lender for the amount of any principal,  interest, or other amount due hereunder on the due date with respect thereto.

     Section 1.10 Fees.  Borrower  agrees to pay to Lender the fees set forth in the  letter  of  Lender to  Borrower  dated  August  7,  2006,  relating  to the commitments  made and the  services  rendered by Lender in  connection  with the
Loans (the  "Fees").  Borrower  agrees that the Fees were fully earned by Lender upon  execution  by Borrower of Lender's  conditional  commitment  letter  dated
August 7, 2006.

     Section 1.11  Collateral.  Borrower hereby pledges,  mortgages,  transfers, assigns, sets aside, and grants a security interest to Lender in the Collateral, and  the  Obligations  are  secured  by  Lender's  first  priority  Lien on such
Collateral.

     Section  1.12  Priority.  Except  to the  extent  any Loan is  specifically subordinated  to one or more  other  Loans,  each Loan will be pari passu in all respects.

     Section 1.13 Debt Service Reserve Account. Borrower will maintain a balance of not less than $2,400,000 in an account established with First Dakota National
Bank, Yankton,  South Dakota (the "Debt Service Reserve Account") from and after the full funding thereof pursuant to Section 10 of the Second Supplement,  which shall be  subject  to a  Control  Agreement  acceptable

to Lender in its sole discretion.  Lender may draw upon the Debt Service Reserve
Account at any time if  Borrower  fails to make any  required  payment  when due under  this  Agreement.  Subject  to the  provisions  set  forth  in the  Second
Supplement,   Borrower  may  not  make  a  Restricted   Distribution  or  a  Tax
Distribution  if the Debt Service  Reserve Account does not have a balance of at least $2,400,000. Proceeds in such reserve account secure all Loans ratably.

                                  ARTICLE II.

                              CONDITIONS PRECEDENT

     Section 2.01  Conditions To  Effectiveness.  Lender will have no obligation under this  Agreement  or any other Loan  Document  until each of the  following conditions is satisfied (or waived in accordance with Section 8.02):

     (a) Lender has  received  all fees and other  amounts due and payable on or prior to the date hereof,  including the fees and amounts for  reimbursement  or payment of all  out-of-pocket  expenses  required  to be  reimbursed  or paid by
Borrower pursuant to this Agreement, under any other Loan Document, or any other agreement with Lender.

     (b) Borrower  has  delivered to Lender duly  executed  counterparts  of the following, each in form and substance acceptable to Lender in all respects:

          (1)  Each of the First Supplement and Second Supplement to this Master
               Agreement, along with all Notes and other documents,  instruments and agreements required thereunder;

          (2)  all Control Agreements required under Section 6.13, if any;

          (3)  the Deed of Trust,  fully notarized,  together with evidence that it has been  recorded  in all places to the extent  necessary  or desirable,  in the  judgment  of  Lender,  to  create a valid and
               enforceable   first   priority   Lien   (subject   to   Permitted
               Encumbrances)  on the fee simple  estate (or  leasehold  or other interest if  agreeable  to Lender) of the Real  Estate,  together with UCC fixture financing statements, as applicable;

          (4)  the Security Agreement; and

          (5)  Collateral  Assignments of all Material Contracts in existence as of the  Closing  Date,  together  with  copies  of such  Material
               Contracts.

     (c)  Lender  has  received  as of the  Closing  Date  (or such  other  date specified in this Section  2.01(c)) the  following,  each in form and  substance acceptable to Lender in all respects:

          (1)  a  commitment  by the Title  Company  to issue an ALTA  mortgagee title  insurance  policy  assuring  Lender that the Deed of Trust creates a valid and  enforceable  encumbrance on the Real Estate, free and clear of all defects and  encumbrances  except Permitted
               Encumbrances  and  containing:  (A) a  comprehensive  endorsement
               (ALTA  form 9); (B) a zoning  endorsement

               (ALTA form 3.1) or, at Lender's sole  discretion,  zoning letters from all  applicable  zoning  authorities  in form and  substance satisfactory  to  Lender  in its sole  discretion,  in each  case specifying an ethanol production  facility as a permitted use for all of the parcels  included  in the Real  Estate;  (C)  coverage
               against   mechanic  and   materialmen's   liens,  (D)  an  access
               endorsement  (ALTA form 17), (E) a contiguity  endorsement  (ALTA form 19), (F) a tax parcel endorsement (ALTA Form 18), (G) survey coverage,  and (H) such additional  coverages and endorsements as the Lender may require;

          (2)  copies of favorable  UCC, tax,  judgment,  bankruptcy and fixture lien search reports (or other  evidence of the same  satisfactory to Lender) in all  necessary  or  appropriate  jurisdictions  and under all legal and trade names of Borrower and all other parties requested by Lender,  indicating that there are no prior Liens on any of the Collateral other than Permitted Encumbrances;

          (3)  duly executed  landlord  waivers and/or  warehouseman,  or bailee agreements  with respect to all inventory of Borrower  located at leased  locations or other locations not owned by Borrower in fee simple,  if any,  along  with a  certified  copy of all leases of
               Borrower, if any;

          (4)  certified copies of the articles of organization or other charter
               documents  of  Borrower,   together  with  certificates  of  good
               standing or  existence,  as are  available  from the Secretary of
               State  (or  other  applicable   Governmental  Authority)  of  the
               jurisdiction   of   organization   of  Borrower  and  each  other
               jurisdiction  where  Borrower is required to be  qualified  to do business as a foreign entity;

          (5)  a  certificate,  dated as of the date  hereof  and  signed  by an appropriate Responsible Officer,  attaching and certifying copies of the bylaws or similar documents,  and appropriate  resolutions authorizing  the execution,  delivery and performance of the Loan
               Documents  and  certifying  the name,  title and the signature of each officer executing the Loan Documents;

          (6)  one or more  favorable  written  opinions of counsel to Borrower, addressed to Lender,  addressing the matters set forth on Exhibit
               2.01(c)(6); and

          (7)  certificates  of insurance,  in form and substance  acceptable to
               Lender,  describing the types and amounts of insurance  (property and liability) carried by Borrower,  in each case insuring Lender as a first  mortgagee  under a  standard  mortgagee  clause,  and naming Lender as lender loss payee or additional  insured, as the case may be, and which include a stipulation  that coverages will not be  cancelled or  diminished  without at least 30 days' prior written  notice to Lender,  together with a lender's loss payable endorsement.

          (8)  At the Required  Completion Date, an assignment of the Borrower's business interruption insurance policy, duly executed by Borrower and pursuant to which the  Borrower  assigns to Lender all of the
               Borrower's  right,  title  and  interest  in and to its  business interruption  insurance  policy,  and which assignment shall have
               been   consented  to  and  certified  in  writing  by  the  other party(ies) to such insurance  policy. In lieu of such assignment, a certificate  for such business  interruption  insurance  naming
               Lender  as  lender  loss  payee  or  additional  insured,  as its interests appear.

          (9)  UCC-1 financing  statements and other applicable  documents under
               the  laws  of  applicable   jurisdictions  with  respect  to  the
               perfection of the Liens granted under the Security  Agreement and the Collateral Assignments.

          (10) duly executed payoff letters, in form and substance  satisfactory to Lender,  executed by each existing  lender,  if any,  together with  (A)  UCC-3  or other  appropriate  termination  statements, cancellations  and  releases  releasing  all  Liens  of  existing lenders,  and (B)  any  other  releases,  terminations  or  other documents  required by Lender to evidence the payoff of loans and other debt owed to existing lenders or creditors.

          (11) certified   copies   of   all   material   consents,   approvals,
               authorizations,  licenses,  permits,  registrations,  filings and orders  required or  advisable  to be made or obtained  under any requirement of law  (including  without  limitation,  one or more
               zoning  letters  from   appropriate   zoning   authorities   with
               jurisdiction  over any aspect of the  Project) or by any material contractual  obligation  of  Borrower,  in  connection  with  the
               Project  or  operation  of  Borrower's  business,  including  the production of ethanol and by-products thereof, and such consents, approvals, authorizations, registrations, filings and orders must be in full force and effect and all  applicable  waiting  periods must have expired.

          (12) copies of Borrower's  internally prepared financial statements as of the last day of the immediately preceding quarter.

          (13) a certificate  dated the Closing Date and signed by a Responsible
               Officer, confirming notice to Borrower pursuant to section 326 of the USA Patriot Act of 2001, 31 U.S.C. sec. 5318.

          (14) the Consent and Wavier of Borrower's Rights.

          (15) written  confirmation  from  all  utility  providers  as  to  the availability  of water,  storm  water and  sanitary  sewer,  gas, electric and other necessary utilities for the Project.

          (16) On or prior to the first Advance to be made after Closing Date, a management agreement in form and substance reasonably  acceptable to Lender with a management company acceptable to Lender.

          (17) As soon as practicable after the date hereof, Borrower will close the TIF Transaction and apply the proceeds to pay Project Costs.

     (d) The  representations and warranties set forth in the Loan Documents are true and correct in all material respects.

     (e)  All  conditions  precedent  in the  other  Loan  Documents  have  been satisfied or waived in accordance with Section 8.02.

     (f) No Default or Event of Default has occurred and is continuing.

     (g) Borrower has purchased the minimum  amount of voting stock of Lender as set forth in Section 4.14.

     (h) First Dakota National Bank,  Yankton,  South Dakota  (together with any replacement  or  additional  financial  institutions  approved  by  Lender,  the
"Depositary"),  shall  agree to serve as the banking  institution  to handle all depositary  relationships  with  Borrower  for the benefit of Lender,  and shall enter into a Control Agreement with Lender on terms and conditions acceptable to
Lender in its sole discretion.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender, as of the date hereof, the date of each Supplement, and the date of each Advance (unless otherwise specified) as follows:

     Section 3.01  Existence;  Power.  Borrower (a) is duly  organized,  validly existing and in good standing as a limited  liability  company under the laws of the State of Nebraska, (b) has all requisite power and authority to carry on its businesses as now conducted, and (c) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.02 Organizational Power; Authorization.  The execution,  delivery and  performance  by Borrower of the Loan  Documents  to which it is a party are within its limited liability company powers and have been duly authorized by all necessary board, manager, and if required, member action. This Agreement and the other Loan  Documents  have been duly  executed and  delivered by Borrower,  and constitute valid and binding obligations of Borrower,  enforceable against it in accordance with their respective  terms,  except as may be limited by applicable bankruptcy,  insolvency,  reorganization,  moratorium, or similar laws affecting the  enforcement  of creditors'  rights  generally and by general  principles of equity.

     Section 3.03 Governmental Approvals; No Conflicts. The execution,  delivery and  performance  by  Borrower  of the Loan  Documents  (a) does not require any consent or  approval  of,  registration  or filing  with,  or any action by, any
Governmental  Authority,  except those as have been  obtained or made and are in full force and  effect or where the  failure  to do so,  individually  or in the aggregate,  could not  reasonably  be expected  to result in a Material  Adverse

Effect,  (b) will not violate any  applicable  law or regulation or the charter, articles of incorporation,  bylaws, or other organization  documents of Borrower or any order of any Governmental Authority,  (c) will not violate or result in a default under any indenture,  material  agreement or other  material  instrument binding on Borrower or any of its assets or give rise to a right  thereunder  to require  any  payment  to be made by  Borrower,  and (d) will not  result in the creation or imposition of any Lien on any asset of Borrower except Liens created under the Loan Documents.

     Section 3.04 Financial Statements.  Borrower has furnished to Lender copies of Borrower's (a) audited financial statements (consistent with the requirements of Section  4.01(a))  as of its most recent  fiscal year end and (b)  internally prepared  financial  statements  (consistent  with the  requirements  of Section
4.01(b))  as of  the  last  day of  the  most  recent  quarter.  Such  financial statements  fairly present the financial  condition of Borrower as of such dates and the  results  of  operations  for  such  periods  in  conformity  with  GAAP consistently applied,  subject in the case of interim financial  statements,  to year-end audit adjustments and the absence of footnotes.  Since the date of such financial statements,  there have been no changes with respect to Borrower which have had or could reasonably be expected to have, singly or in the aggregate,  a
Material  Adverse  Effect on the  business,  results  of  operations,  financial condition, assets, liabilities or prospects of Borrower.

     Section 3.05 Litigation and Environmental Matters.

     (a) No litigation,  investigation or proceeding of or before any arbitrator or  Governmental  Authority is pending against or, to the knowledge of Borrower, threatened  against or affecting  Borrower (1) as to which there is a reasonable possibility  of an adverse  determination  that could  reasonably be expected to have, either individually or in the aggregate,  a Material Adverse Effect or (2)
which in any manner draws into question the validity or  enforceability  of this
Agreement or any other Loan Document.

     (b) Borrower (1) has not failed to comply with any  Environmental Law or to obtain,  maintain or comply with any permit,  license or other approval required under any  Environmental  Law, (2) has not become  subject to any  Environmental
Liability,  (3) has  not  received  notice  of any  claim  with  respect  to any
Environmental Liability, or (4) does not know of any basis for any Environmental
Liability.

     Section 3.06 Compliance with Laws and Agreements. Borrower is in compliance with  all (a)  applicable  laws,  rules,  and  regulations,  (b)  orders  of any
Governmental Authority, and (c) all indentures,  agreements or other instruments binding upon it or its properties; except where non-compliance, either singly or in the  aggregate,  could not  reasonably  be  expected  to result in a Material
Adverse Effect.

     Section  3.07  Investment   Company  Act,  Etc.  Borrower  is  not  (a)  an
"investment  company,"  as  defined  in, or  subject to  regulation  under,  the
Investment  Company Act of 1940, as amended,  (b) a "holding company" as defined in, or subject to regulation  under,  the Public Utility  Holding Company Act of
2005,  as  amended,  or (c)  otherwise  subject to any other  regulatory  scheme limiting its ability to incur debt.

     Section 3.08 Taxes. Borrower and each other Person for whose taxes Borrower could become  liable have timely filed or caused to be filed all tax returns and other  filings that are  required to be filed by any of them,  and have paid all taxes shown to be due and payable (or with  respect to real estate  taxes,  have paid all taxes prior to the time the same become  delinquent) on such returns or on any assessments made against it or its property and all other taxes,  fees or other  charges  imposed  on it or  any  of  its  property  by  any  Governmental
Authority,  except  (a) to the  extent  the  failure  to do so would  not have a
Material  Adverse Effect or (b) where the same are currently  being contested in good  faith by  appropriate  proceedings  and for which  Borrower  has set aside adequate  reserves on its books in accordance  with GAAP. The charges,  accruals and reserves on the books of Borrower in respect of such taxes are adequate, and no tax liabilities  that could be materially in excess of the amount so provided are anticipated.

     Section  3.09 Margin  Regulations.  None of the  proceeds of the Loans have been used,  directly or indirectly,  for  "purchasing" or "carrying" any "margin stock" with the respective  meanings of each of such terms under Regulation U of the Board of  Governors  of the Federal  Reserve  System as now and from time to time  hereafter in effect,  or for any purpose that  violates the  provisions of
Regulation U, T or X of the Board of Governors of the Federal Reserve System.

     Section 3.10 ERISA.  No ERISA Event has occurred or is reasonably  expected to occur that,  when taken  together  with all other such ERISA Events for which liability  is  reasonably  expected to occur,  could  reasonably  be expected to result in a  Material  Adverse  Effect.  The  present  value of all  accumulated benefit  obligations  under each Plan (based on the assumptions used under GAAP)
did not, as of the date of the most recent financial statements  reflecting such amounts,  exceed  the fair  market  value of the  assets of such  Plan,  and the present value of all accumulated  benefit  obligations of all underfunded  Plans
(based on the  assumptions  used under GAAP) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000 the fair market value of the assets of all such underfunded Plans.

     Section 3.11  Ownership of Property.  Except as scheduled in Schedule  3.11 which shall also provide the timeline for  procuring  control of such  property,
Borrower has good title to or a valid leasehold  interest in all of the real and personal property material to operation of Borrower's businesses. Borrower owns, or is licensed  or  otherwise  has the right to use,  all  patents,  trademarks, service marks,  tradenames,  copyrights and other intellectual property material to its business, and the use thereof by Borrower does not infringe on the rights of any other Person, except for any such infringements that,  individually or in the aggregate,  could not reasonably be expected to result in a Material Adverse
Effect.

     Section 3.12  Disclosure.  Borrower has disclosed to Lender all agreements, instruments,  and corporate or other  restrictions to which Borrower is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably  be  expected  to result in a Material  Adverse  Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of Borrower  pursuant to this  Agreement or any other Loan Document or delivered  hereunder or  thereunder  (as modified or  supplemented  by any other information so furnished) contains any material misstatement of fact or omits to
state  any  material  fact  necessary  to  make  the  statements  therein,   not
misleading.

     Section  3.13 Labor  Relations.  There are no  strikes,  lockouts  or other material labor disputes or grievances against Borrower,  or, to the knowledge of
Borrower,  threatened against or affecting  Borrower,  and no significant unfair labor practice,  charges or grievances are pending against  Borrower,  or to the knowledge of  Borrower,  threatened  against  Borrower  before any  Governmental
Authority.  All payments due from Borrower pursuant to any collective bargaining agreement  have been paid or accrued as a liability  except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.14  Subsidiaries.  Borrower has no Subsidiaries  other than those for which  Borrower  has  complied  with the  requirements  of  Section  4.10 or disclosed on Schedule 4.10.

     Section  3.15  Permits.  Schedule  3.15  sets  forth  all of  the  material licenses,  consents,  approvals,  authorizations  and  permits  of  Governmental
Authorities  which  Borrower will be required to obtain in  connection  with the operation  of  Borrower's  business,  including  but not  limited  to any of the foregoing related to Environmental Laws, zoning and land-use laws (including any requirement to obtain a special exception, if applicable), water use laws, waste disposal laws, laws requiring construction permits, and occupancy  certificates.
In addition,  Schedule  3.15  provides for the  timetable for when Borrower will obtain  such  licenses,  consents,  approvals,  authorizations  and  permits  of
Governmental Authorities.  Borrower has provided true and correct copies of such licenses, consents, approvals, authorizations and permits to Lender.

     Section 3.16  Projections.  As of the Closing Date, the Projections  fairly present Borrower's  reasonable forecast of the results of operations and changes in cash flows for the periods  covered  thereby,  based on the  assumptions  set forth therein,  which assumptions are reasonable based on historical  experience and presently known facts.

     Section 3.17  Material  Contracts.  Schedule 3.17 sets forth a complete and accurate  listing of all  Material  Contracts in effect as of the date hereof or required to be in effect to operate the Project, all of which shall be in effect prior to Lender's  requirement to make further  Advances after the Closing Date, except as otherwise  provided in Schedule 3.17 which also provides the timetable for when Borrower will obtain such Material Contracts.  Material Contracts shall include  but not be  limited to the  Construction  Agreement  (and any  material subcontracts thereof, and separate construction contracts with other contractors
for  improvements  not  covered  by  the  Construction  Agreement),   management
agreements,  supply and procurement agreements,  sales and marketing agreements, transportation  agreements (including agreements for railroad services, rail car leases, and the like), and utility  agreements.  There are no Material Contracts other than those for which  Borrower has complied or will comply upon  execution of such Material Contract with Section 4.11.

     Section  3.18  Anti-Terrorism   Laws.  Neither  Borrower  nor  any  of  its
Affiliates is in violation of (a) any of the foreign assets control  regulations of the United  States  Treasury  Department  (31 CFR,  Subtitle B, Chapter V, as
amended) or any enabling  legislation or executive order relating  thereto,  (b)
Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of
the  United  States   (Executive   Order  Blocking   Property  and   Prohibiting
Transactions with Persons Who Commit,  Threaten to Commit or Support  Terrorism)
or (c) the  anti-money  laundering  provisions of the Uniting and  Strengthening
America by  Providing  Appropriate  Tools  Required to  Intercept  and  Obstruct
Terrorism  (USA PATRIOT ACT) Act of

                                       10

2001,  Public Law 107-56  (October 26,  2001)  amending the Bank Secrecy Act, 31
U.S.C. Section 5311 et seq.

     Section 3.19 Borrower Rights.

     Borrower  has read and  understands  the  "Borrower  Rights"  set  forth on
Exhibit 3.19.

                                  ARTICLE IV.

                              AFFIRMATIVE COVENANTS

     Borrower  covenants and agrees that so long as any  Commitment is in effect or the principal of or interest on any Loan or any fee remains unpaid:

     Section 4.01  Financial  Statements  and Other  Information.  Borrower will deliver to Lender:

     (a) as soon as available and in any event (1) within 120 days after the end of each fiscal year of Borrower,  a copy of the annual  audited  report for such fiscal  year for  Borrower  as of the end of such  fiscal  year and the  related consolidated balance sheets, statements of income, owners' equity and cash flows
(together  with all  footnotes  thereto) of Borrower for such fiscal  year,  (2)
setting forth in comparative  form (for all reports  delivered after  Borrower's first fiscal year of plant operations) the figures for the previous fiscal year, all in  reasonable  detail  and  reported  on by a firm  of  independent  public
accountants   acceptable   to  Lender   (without  a  "going   concern"  or  like
qualification,  exception  or  explanation  and  without  any  qualification  or exception as to scope of such audit),  and a statement from such  accountants to the  effect  that such  financial  statements  present  fairly  in all  material respects the  financial  condition and the results of operations of Borrower for such  fiscal  year  in  accordance  with  GAAP,  that  the  examination  by such accountants  in  connection  with  such  financial  statements  has been made in accordance with GAAP;

     (b) as soon as  available  and in any event within 45 days after the end of each  quarter,  an  unaudited  balance  sheet of  Borrower as of the end of such quarter and the related unaudited statements of income,  owner's equity and cash flow of Borrower for such  quarter and the then  elapsed  portion of such fiscal year,  setting  forth  in each  case in  comparative  form the  figures  for the corresponding  quarter  and the  corresponding  portion of  Borrower's  previous fiscal year; in either case all certified by an appropriate  Responsible Officer of  Borrower  as  presenting  fairly  in all  material  respects  the  financial condition and results of operations of Borrower in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) within 45 days of the last day of each quarter, a certificate,  in form and substance  satisfactory to Lender in all respects, of a Responsible Officer,
(1)  certifying  as to whether there exists a Default or Event of Default on the date of such  certificate,  and if a Default or an Event of Default then exists, specifying  the  details  thereof  and the action  which  Borrower  has taken or proposes to take with respect  thereto,  (2) setting forth in reasonable  detail calculations  demonstrating  compliance  with Article V, (3) stating whether any change  in GAAP or the  application  thereof  has  occurred  since  the  date of
Borrower's most recent previously delivered audited financial statements and, if any change has occurred,  specifying  the effect of such

                                       11

change  on the  financial  statements  accompanying  such  certificate;  and (4)
attaching  a  production  report,  certified  as to  accuracy,  which sets forth pertinent  information  in respect of the amount of ethanol  produced  and other information as Lender may request from time to time;

     (d) concurrently  with the financial  statements  referred to in clause (a)
above,  a certificate  of the  accounting  firm that reported on such  financial statements  stating  whether it obtained any  knowledge  during the cause of its examination  of such  financial  statements of the  occurrence of any Default or
Event of Default  (which  certificate  may be limited to the extent  required by accounting rules or guidelines);

     (e)  promptly  after the same  become  available,  copies  of all  periodic reports  distributed  by Borrower to its members  generally,  or to any national securities exchange, as applicable;

     (f) concurrently with the delivery of the financial  statements referred to in clause (a) above, a copy of Borrower's pro forma budget and business plan for the  subsequent  fiscal year for Borrower,  containing a pro forma  consolidated balance sheet of Borrower as of the end of such  subsequent  fiscal year and the related pro forma  consolidated  statements of income,  owners'  equity and cash flows  (together  with all  footnotes  thereto) of Borrower for such  subsequent fiscal year;

     (g) as soon as  available  and in any event within 10 days after the end of the  first  month  following  Loan  Conversion,  for a  period  of one  year,  a production  report,  certified  as  to  accuracy,  which  sets  forth  pertinent information in respect of the amount of ethanol  produced and other  information as Lender may request from time to time; and

     (h)  promptly  following  any  request  therefor,  such  other  information regarding the results of operations, business affairs and financial condition of
Borrower as Lender may reasonably request.

     Section 4.02 Notices of Material  Events.  Borrower will  promptly  furnish written notice to Lender of the following, in each case accompanied by a written statement of a  Responsible  Officer  setting  forth the details of the event or development  requiring  such notice and any action taken or proposed to be taken with respect thereto:

     (a) the occurrence of any Default or Event of Default;

     (b) the filing or  commencement  of any action,  suit or  proceeding  by or before any arbitrator or Governmental  Authority against or, to the knowledge of
Borrower, affecting Borrower which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any event or any other  development by which Borrower
(1) fails to comply with any Environmental Law or to obtain,  maintain or comply with any permit, license or other approval required under any Environmental Law,
(2) becomes subject to any Environmental  Liability,  (3) receives notice of any claim with respect to any Environmental  Liability,  or (4) becomes aware of any basis for any  Environmental  Liability  and in each of the

                                       12

preceding clauses,  which individually or in the aggregate,  could reasonably be expected to result in a Material Adverse Effect;

     (d) the  occurrence  of any ERISA  Event that alone,  or together  with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (e) the incurrence of any Indebtedness,  including  Indebtedness  permitted under this Agreement; and

     (f) any other  development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Section 4.03 Existence;  Conduct of Business;  Eligible Borrower.  Borrower
will do all things  necessary to preserve,  renew and maintain in full force and effect  its legal  existence  and its  rights,  licenses,  permits,  privileges, franchises,  patents,  copyrights,  trademarks  and trade names  material to the conduct of its  business,  and will  continue to engage in the same  business as presently  conducted  or such  other  businesses  that  are  reasonably  related thereto. Borrower shall maintain at all time its status as an entity eligible to borrow from Lender and the Farm Credit System of lending institutions.

     Section 4.04 Compliance with Laws, Etc. Borrower will comply with all laws, rules,  regulations and requirements of any Governmental Authority applicable to it or its properties,  except where the failure to do so, either individually or in the  aggregate,  could not  reasonably  be  expected  to result in a Material
Adverse  Effect.  Borrower  will in all respects  conform to and comply with all applicable covenants,  conditions,  restrictions and reservations,  and with all requirements of Governmental  Authorities,  including,  without limitation,  all building  codes and  zoning,  environmental,  hazardous  substance,  energy  and
pollution  control  laws,   ordinances  and  regulations   affecting  Borrower's
business, and the Real Estate and the related improvements.

     Section 4.05 Payment of Obligations. Borrower will pay and discharge all of
its  obligations  and  liabilities   (including   without   limitation  all  tax
liabilities  and claims that could  result in a statutory  Lien) before the same become delinquent or in default, except where (a) the validity or amount thereof is being  contested in good faith by appropriate  proceedings,  (b) Borrower has set aside on its books adequate reserves with respect thereto in accordance with
GAAP,  and (c) the  failure  to make  payment  pending  such  contest  could not reasonably be expected to result in a Material Adverse Effect.

     Section 4.06 Books and Records.  Borrower  will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities to the extent  necessary to prepare the consolidated  financial statements of Borrower in conformity with
GAAP.

     Section 4.07 Visitation, Inspection, Audit, Etc.

     (a) Borrower will permit any representative or agent of Lender to visit and inspect its  properties,  to conduct  audits of the  Collateral,  to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs,  finances and accounts with any of its officers,  employees and its independent  certified public  accountants,  all at such reasonable

                                       13

times and as often as Lender,  may  reasonably  request after  reasonable  prior notice to Borrower;  provided,  if a Default or an Event of Default has occurred and is  continuing,  no prior  notice will be required.  Borrower  will bear all expenses  incurred  by Lender in  connection  with any such  visit,  inspection, audit, examination, or discussion.

     (b) Borrower will deliver to Lender such  appraisals of the Real Estate and other fixed assets of Borrower as Lender may reasonably  request at any time and from time to time,  such  appraisals to be conducted by an appraiser,  and to be presented in form and substance, reasonably satisfactory to Lender, in each case conducted at the expense of Borrower if the appraisal is delivered in connection with a request by Borrower for an accommodation, waiver, or other credit action.

     Section 4.08 Maintenance of Properties;  Insurance.  Borrower will (a) keep and  maintain  all  property  material  to the  conduct of its  business in good working order and condition,  ordinary wear and tear expected,  except where the failure to do so, either individually or in the aggregate,  could not reasonably be  expected  to result in a Material  Adverse  Effect,  and (b)  maintain  with financially sound and reputable insurance  companies,  insurance with respect to its  properties  and  business  against  loss or  damage of the kinds and in the amounts  customarily  carried  by  companies  in the  same or  similar  business operating  in the same of  similar  locations  and  under  the  same or  similar circumstances.  See Exhibit 4.08 for  additional  details and a  description  of
Lender's insurance requirements.

     Section 4.09 Use of  Proceeds.  No part of the proceeds of any Loan will be used, directly or indirectly, for any purpose that would violate Regulation T, U or X of the Board of Governors of the Federal  Reserve System or for speculative purposes,  including, without limitation,  speculating in the commodities and/or futures markets.

     Section 4.10 Subsidiaries.  Schedule 4.10 lists Subsidiaries of Borrower as of the date hereof. Within 10 Business Days after Borrower acquires or forms any
Subsidiary,  Borrower  will  notify  Lender and will cause  such  Subsidiary  to execute a Guarantee of the Obligations, a joinder to the Security Agreement, and a  joinder  to such  other  instruments,  agreements,  and  documents  as Lender requires, each in form and substance satisfactory to Lender, and will cause such
Subsidiary to deliver  simultaneously  therewith similar documents applicable to such Subsidiary required under Section 2.01 as requested by Lender.

     Section 4.11 Assignment of Material Contracts.  Borrower will notify Lender of the existence of any Material  Contract promptly upon entering into the same.
Borrower  agrees to  promptly  execute  and  deliver to Lender  such  Collateral
Assignments  and take such other actions as Lender  requests in  furtherance  of
Borrower's  collateral  assignment  of  Borrower's  rights  under such  Material
Contracts.

     Section 4.12 Compliance with Certain Laws. Borrower will (a) ensure that no
Person that Controls  Borrower is or will be listed on the Specially  Designated
Nationals and Blocked Person List or other similar list maintained by the Office of Foreign  Assets Control  ("OFAC"),  the Department of Treasury or included in any  executive  order or  other  similar  list of such  Persons  published  by a
Governmental  Authority,  (b) not use or permit the use of any  proceeds  of any
Loan to violate  any of the foreign  asset  control  regulations  of OFAC or any enabling  statute,

                                       14

executive order, or requirement of a Governmental  Authority  relating  thereto,
and  (c)  comply  with  all  applicable   Bank  Secrecy  Act  ("BSA")  laws  and
regulations, as amended.

     Section 4.13 Farm Products.  If Borrower  acquires any Collateral which may have  constituted  Farm  Products  in the  possession  of the seller or supplier thereof,  Borrower will, at its sole expense,  use its best efforts to take such steps to insure that all Liens (except the security interests granted to Lender)
in such  acquired  Collateral  are  terminated or released,  including,  without limitation,  in the case of such Farm  Products  produced  in a state  which has established  a Central  Filing  System (as  defined in the Food  Security  Act), registering  with the  Secretary  of State of such state (or such other party or office  designed  by such  state) and  otherwise  take such  reasonable  actions necessary,  as  prescribed  by the Food  Security Act, to purchase Farm Products free of liens,  security  interest  and  encumbrances  of any kind  (except  the security  interests  granted to Lender);  provided,  however,  that Borrower may contest and need not obtain the  release or  termination  of any lien,  security interest  or  encumbrance  asserted  by any  creditor of any seller of such Farm
Products,  so long as it contests  the same by proper  proceedings  and maintain appropriate  accruals and reserves  therefore in accordance  with GAAP. Upon the
Lender's  request,  Borrower  agrees to forward to Lender promptly after receipt copies  of all  notices  of  Liens  and  master  lists  of  effective  financing statements  delivered  to Borrower  pursuant  to the Food  Security  Act,  which notices and/or lists pertain to any of the  Collateral.  Upon Lender's  request,
Borrower  agrees to provide Lender with the names of Persons who supply Borrower with such Farm  Products  and such other  information  as Lender may  reasonably request with respect to such Persons.

         If any  warehouse  receipt or  receipts  in the  nature of a  warehouse receipt is/are issued in respect of any portion of the Collateral, then Borrower
(a) will not permit such warehouse  receipt or receipts in the nature thereof to be  "negotiable"  as such  term is used  in  Article  7 of the UCC and (b)  will deliver all such receipts to Lender (or a Person  designated  by Lender)  within five days of Lender's request and from time to time thereafter. If no Default or
Event of Default then exists,  Lender  agrees to deliver to Borrower any receipt so held by Lender upon Borrower's  request in connection with Borrower's sale or other  disposition of the underlying  Collateral,  if such disposition is in the ordinary course of Borrower's business.

     Section 4.14 Capital Investment in Lender.

     Borrower  agrees to purchase  voting stock in Farm Credit Services of Grand
Forks,  FLCA/ACA  (currently a minimum of $1,000.00  worth of stock) as required under the policy of Lender. Lender's policy may change from time to time. Lender shall  have a first  lien on the  stock  for  payment  of any  liability  of the
Borrower to Lender. Said stock shall be owned as follows:

          Owner Name: NEDAK Ethanol, LLC

          Borrower authorizes and appoints the following to act on behalf of all owners, to vote the said stock, and to accept,  receive and receipt for any dividends declared on such stock:

                               Board Chair, voter

                                       15

     Upon  repayment of a loan,  retirement of the stock shall occur only at the discretion of Lender's board of directors, and then only if Lender meets capital adequacy standards established under Section 4.3A of the Farm Credit Act. Should
Lender's  capital become  impaired,  so the book value of the stock is less than par value or face  amount,  the stock may be retired for an amount equal to book value.  Borrower  shall be  obligated  to repay  the full  amount  of any  loan, including  the amount  attributable  to the  purchase  of stock,  regardless  of whether Lender's capital is impaired.

     Borrower  further agrees that a security  interest is hereby granted to
Lender in all such stock now owned and hereafter acquired, however designated or classified,  and all  equity  reserve  and  allocated  surplus  in  Lender,  its successors and assigns, to secure the Loans.

                                   ARTICLE V.

                               FINANCIAL COVENANTS

     Borrower covenants and agrees that so long as any Obligation remains unpaid or any Commitment is in effect:

     Section 5.01 Fixed Charge Coverage  Ratio.  Beginning on December 31, 2008,
and each fiscal year thereafter,  Borrower will maintain a Fixed Charge Coverage
Ratio  of  not  less  than   1.25:1.00   prior  to  payment  of  any  Restricted
Distributions  (including  Tax  Distributions)  and 1.00:1.00  after taking into account Restricted Distributions  (including Tax Distributions),  which shall be tested annually at fiscal year end.

     Section 5.02 Working Capital.  Borrower will maintain working capital of at least (a)  $5,000,000 on December 31, 2008, (b) $6,000,000 on December 31, 2009,
and all times thereafter.  The amount of Lender's unfunded Revolving  Commitment
Amount  (as  defined  in the Second  Supplement),  as  reduced  to the  Modified
Revolving Commitment Amount pursuant to Section 10 of the Second Supplement,  if any,  less the amount  required to be  maintained  in  Borrower's  Debt  Service
Reserve  Account  will  be  considered  working  capital  for  purposes  of  the determination of compliance with this covenant.

     Section 5.03 Tangible Net Worth. Borrower's Tangible Net Worth will be, and will not fall below,  at any time,  $41,000,000 by December 31, 2008, and at all times thereafter.

     Section  5.04  Capital   Expenditures.   Borrower  will  not  make  Capital
Expenditures in excess of $500,000  during any fiscal year period  following the
Required Completion Date without Lender's prior written approval.

     Section 5.05 Owner's Equity Ratio. Borrower must maintain an Owner's Equity
Ratio of at least 50% on December 31, 2008, and at all times thereafter.

     Section 5.06 Current Ratio. Borrower will maintain on December 31, 2008 and at all times thereafter, a ratio of current assets to current liabilities of not less than 1.20:1.00. The amount of Lender's unfunded Revolving Commitment Amount
(as  defined in the Second  Supplement),  as reduced to the  Modified  Revolving
Commitment Amount pursuant to Section 10 of the Second Supplement,  if any, less the amount  required to be maintained in Borrower's

                                       16

Debt Service Reserve Account will be considered  working capital for purposes of the determination of compliance with this covenant.

Compliance  with the  financial  covenants  set forth in this  Article V will be measured based on financial  statements dated as of the close of business on the last day of the immediately preceding quarter for the related period.

                                  ARTICLE VI.

                               NEGATIVE COVENANTS

     Borrower  covenants  and  agrees  that so long as Lender  has a  Commitment hereunder or the principal of or interest on any Loan or any fee remains unpaid:

     Section  6.01  Indebtedness.  Borrower  will not create,  incur,  assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness created pursuant to the Loan Documents;

     (b)  Indebtedness  acceptable to Lender in its sole discretion and existing on the date hereof and set forth on Schedule 6.01(b) and extensions and renewals of any such Indebtedness  that do not increase the outstanding  principal amount thereof  (immediately  prior to giving  effect  to such  extension,  renewal  or replacement) or shorten the maturity or the weighted average life thereof;

     (c)  Unsecured  tax-increment  financing  in an amount of up to  $7,000,000
("TIF  Transaction")  on terms and  conditions  acceptable to Lender in its sole discretion;

     (d) Indebtedness  subordinate to the Obligations in an amount not to exceed
$500,000 on terms and  conditions  acceptable to Lender in its sole  discretion, provided such  Indebtedness  (i) is advanced  prior to any  disbursement  of the
Loans by Lender, (ii) is unsecured, (iii) accrues interest at an annual interest rate of 12% or less,  (iv) does not  require  interest  payments  until the date
Substantial  Completion occurs, (v) does not require principal payments until at least  one year  from the date  Substantial  Completion  occurs,  (vi)  requires deferral  of all  payments  during  the  continuance  of a  Default  or Event of
Default,  including but not limited to compliance  with all covenants under this
Agreement,  and (vii) is subject to an  intercreditor  agreement  acceptable  to
Lender in its sole discretion; and

     (e)  Indebtedness  in an amount not to exceed  $250,000  for the purpose of obtaining  one  or  more  letters  of  credit  in  connection  with  supply  and transportation contracts related to the procurement of utilities;  provided such
Indebtedness shall be on terms and conditions  satisfactory to Lender in is sole discretion  and  subordinate  to  Indebtedness  created  pursuant  to  the  Loan
Documents  under  this  Agreement,  and  (vii) is  subject  to an  intercreditor agreement acceptable to Lender in its sole discretion.

     Section 6.02 Negative Pledge. Except Permitted Encumbrances,  Borrower will not  create,  incur,  assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired.

                                       17

     Section 6.03  Fundamental  Changes.  Borrower will not, and will not permit any  Subsidiary  to,  engage in any business  other than  businesses of the type conducted  by  Borrower  on the date hereof and  businesses  reasonably  related thereto.

     Section 6.04 Investments,  Loans, Etc. Borrower will not purchase,  hold or
acquire  any  common  stock,   evidence  of  indebtedness  or  other  securities
(including any option,  warrant, or other right to acquire any of the foregoing)
of, make or permit to exist any loans or advances to,  Guarantee any obligations of, or make or permit to exist any  investment  or any other  interest  in,  any other Person (all of the foregoing being collectively called "Investments"),  or purchase or otherwise  acquire (in one transaction or a series of  transactions)
any assets of any other  Person that  constitute a business  unit,  or create or form any Subsidiary, except:

     (a)  Investments  (other than Permitted  Investments)  existing on the date hereof and set forth on Schedule 6.04;

     (b)  Permitted  Investments  in which  Lender  maintains a first  priority, perfected security interest therein; and

     (c) loans or advances to  employees,  officers or  directors of Borrower in the ordinary  course of business for travel,  relocation  and related  expenses;
provided, however, that the aggregate amount of all such loans and advances does not exceed $25,000 at any time.

     Section 6.05 Restricted Payments.  Other than dividends or distributions by
Borrower solely in units of any class of its membership interests, Borrower will not  pay,  declare  or  make,  or agree to pay,  declare  or make,  directly  or indirectly,  any  dividend  or  distribution  on any  class  of  its  membership interests,  or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other  acquisition of, any membership  interest,  or any options,  warrants,  or other  rights  to  purchase  any  of the  foregoing,  whether  now or  hereafter outstanding,  or any  payment  in respect of  Indebtedness  subordinated  to the
Obligations  (each  such  dividend,   distribution,  set  aside  or  payment,  a
"Restricted  Payment"),  except, after commencement of the Construction and Term
Loan  Amortization  Period (as defined in the First  Supplement),  so long as no
Default or Event of Default has occurred and is then  continuing or would result from such payment:

     (a) Borrower  may  distribute  an amount of up to 65% of its Net  Available
Cash.

     (b) So long as Borrower achieves and maintains an Owner's Equity Ratio that exceeds 75% (as  reported  on audited  fiscal  year end  financial  statements),
Borrower  may  distribute  up to  100%  of Net  Available  Cash;  provided,  the limitations  set forth above will be  reinstated if  Borrower's  Owner's  Equity
Ratio falls below 75% at any quarterly reporting period.

     Distributions  for any prior  fiscal year must be  declared  by  Borrower's board of managers within 120 days of such fiscal year end or allowance hereunder to declare and pay the  distribution  for such fiscal year will be deemed waived by Borrower and disallowed.

     Distributions  in  respect of Net Income for the prior year may not be paid until  after  confirmation  of Net  Income in  Borrower's  financial  statements
submitted  pursuant  to  Section  5.01(a).  In  addition,   notwithstanding  the
foregoing,  Borrower may (x) make payments on

                                       18

subordinate  Indebtedness  to the extent  such  payments  are  allowed  under an intercreditor agreement between Lender and the other lender or creditor to which such payments are made,  and (y) may make Tax  Distributions  (which may only be paid annually based on Borrower's  audited  financial  statements or in multiple quarterly  installments,  based on Borrower's good-faith and reasonable estimate of income to be  generated by its business in such year) to allow its members to meet their tax  obligations  on such income in a timely  manner to the extent no
Default or Event of Default will occur or is continuing after payment thereof.

     Section 6.06 Sale of Assets. Borrower will not convey, sell, lease, assign, transfer  or  otherwise  dispose of, any of its  assets,  business or  property, whether now owned or hereafter  acquired,  to any Person  except (a) the sale or other  disposition  for fair market  value of  obsolete or worn out  property or other property not necessary for operations  disposed of in the ordinary  course of business;  and (b) the sale of inventory  and  Permitted  Investments  in the ordinary course of business.

     Section 6.07 Transactions with Affiliates. Borrower will not sell, lease or otherwise  transfer any  property or assets to, or purchase,  lease or otherwise acquire  any  property  or  assets  from,  or  otherwise  engage  in  any  other transactions  with, any of its Affiliates,  except (a) in the ordinary course of business at prices and on terms and  conditions  not less  favorable to Borrower than could be obtained on an arm's-length  basis from unrelated third parties in comparable  transactions,  and (b) transactions  solely between Borrower and any wholly-owned Subsidiary of Borrower.

     Section  6.08  Restrictive  Agreements.   Borrower  will  not  directly  or
indirectly,  enter into,  incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon the ability of Borrower to create, incur or permit any Lien upon any of its assets or  properties,  whether  now owned or hereafter  acquired,  except restrictions or conditions imposed by any agreement relating  to  secured  Indebtedness  permitted  under  this  Agreement  if  such restrictions  and conditions  apply only to the property or assets securing such
Indebtedness.

     Section 6.09 Sale and Leaseback Transactions.  Borrower will not enter into any  arrangement,  directly or  indirectly,  whereby it sells or  transfers  any property, real or personal, used or useful in its business, whether now owned or hereinafter  acquired,  and  thereafter  rent or lease  such  property  or other property that it intends to use for  substantially  the same purpose or purposes as the property sold or transferred.

     Section 6.10 Hedging  Agreements.  Borrower will not enter into any Hedging
Agreement other than Hedging  Agreements  approved by Lender and entered into in the ordinary  course of business to hedge or mitigate risks to which Borrower is exposed in the conduct of its business or the management of its liabilities.

     Section 6.11 Amendment to Material Documents. Except to the extent as could not reasonably be expected to result in a Material Adverse Effect, Borrower will not  amend,  modify or waive any of its rights or any other  terms or  condition under (a) its  certificate  or articles of  organization,  operating  agreement, bylaws or other organizational documents or (b) any Material Contract.

                                       19

     Section 6.12  Accounting  Changes.  Borrower will not make any  significant change in  accounting  treatment or reporting  practices,  except as required by
GAAP, or change its fiscal year.

     Section  6.13  Deposit  and  Investment  Accounts.  Except  as set forth on
Schedule  6.13 or except as otherwise  consented to in writing by Lender  (which consent will be conditioned on, among other things, the Person who will maintain the  funds  entering  into a  Control  Agreement  acceptable  to  Lender  in all respects)  Borrower will not  maintain,  deposit or invest funds with any Person other than Lender or Lender's approved depositary institution.

     Section  6.14 Use of  Proceeds.  Borrower  will not use the proceeds of any
Loan, directly or indirectly,  for "purchasing" or "carrying" any "margin stock"
with the  respective  meanings of each of such terms under  Regulation  U of the
Board of  Governors of the Federal  Reserve  System as now and from time to time hereafter  in  effect,  or for any  purpose  that  violates  the  provisions  of
Regulation U, T or X of the Board of Governors of the Federal Reserve System.

     Section 6.15 Legal Status; Eligible Borrower.  Borrower will not (a) change its  jurisdiction of  organization,  or (b) take or permit any action that would result in (i) Borrower's  discontinuance  as a limited liability company in good standing under the  jurisdiction  of Borrower's  organization,  or (ii) Borrower becoming  ineligible  to borrow from Lender or any Farm  Credit  System  lending institutions.

                                  ARTICLE VII.

                         EVENTS OF DEFAULT AND REMEDIES

     Section 7.01 Events of Default.  The following will be considered events of default (each an "Event of Default") hereunder:

     (a) Borrower  fails to pay any amount  payable under this  Agreement or any other Loan Document when such amount becomes due;

     (b) any representation or warranty made or deemed made by or on behalf of
Borrower in or in  connection  with this  Agreement  or any other Loan  Document
(including  the  Schedules  attached  hereto and thereto) and any  amendments or modifications  hereof  or  waivers  hereunder,  or in any  certificate,  report, financial  statement  or other  document  submitted to Lender by Borrower or any representative  of Borrower  pursuant to or in connection with this Agreement or any other Loan Document  proves to be materially  incorrect  when made or deemed made or submitted;

     (c)  Borrower  fails to observe or perform any covenant or agreement in (i)
Sections 4.01, 4.02, or 4.03, or Article V or VI, of this Agreement, or (ii) any
Material  Contract  beyond any  applicable  cure period,  if any  (including any payment default under such Material Contracts);

     (d) Borrower  fails to observe or perform any covenant or agreement in this
Agreement (other than those referred to in clauses (a), (b), or (c) above) or in any other  Loan

                                       20

Document,  and such failure  continues for 30 days after the earlier of the date
(1) Borrower  becomes aware of such failure,  or (2) written  notice  thereof is given to Borrower by Lender;  or any Event of Default otherwise occurs under any
Loan Document;

     (e) Borrower or any guarantor of any portion of the  Obligations,  (whether as primary  obligor or as guarantor or other  surety) fails to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable  grace period,  if any,  specified in the agreement or instrument evidencing  such  Indebtedness;  or any other event occurs or  condition  exists under any agreement or instrument  relating to such  Indebtedness  and continues after the  applicable  grace  period,  if any,  specified  in such  agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness is declared to be due and payable;  or required to be prepaid or redeemed (other than by a regularly scheduled required  prepayment or redemption),  purchased or defeased, or any offer to prepay, redeem,  purchase or defease such Indebtedness is required to be made, in each case prior to the stated maturity thereof;

     (f)  Borrower  or any  guarantor  of any  portion of the  Obligations,  (1)
commences a voluntary  case or other  proceeding  or files any petition  seeking liquidation,  reorganization or other relief under any federal, state or foreign bankruptcy,  insolvency  or other  similar  law now or  hereafter  in  effect or seeking the appointment of a custodian,  trustee, receiver,  liquidator or other similar official of it or any substantial part of its property,  (2) consents to the institution of, or fails to contest in a timely and appropriate  manner, any proceeding  or petition  described  in clause (1) of this Section  7.01(f),  (3)
applies for or consents to the  appointment of a custodian,  trustee,  receiver, liquidation  or other similar  official for Borrower or such  guarantor or for a substantial  part of the  assets of  Borrower  or such  guarantor,  (4) files an answer admitting the material  allegations of a petition filed against it in any such proceeding, (5) makes a general assignment for the benefit of creditors, or
(6) takes any action for the purpose of effecting any of the foregoing;

     (g) an involuntary  proceeding is commenced or an  involuntary  petition is filed  seeking (1)  liquidation,  reorganization  or other  relief in respect of
Borrower or any guarantor of any portion of the  Obligations,  or the debts,  or any  substantial  part of the assets of  Borrower  or such  guarantor  under any federal,  state or foreign  bankruptcy,  insolvency  or other similar law now or hereafter in effect or (2) the  appointment of a custodian,  trustee,  receiver, liquidator  or other  similar  official  for  Borrower or any  guarantor  of any portion of the Obligations,  or for a substantial part of the assets of Borrower or such guarantor,  and in any such case,  such  proceeding or petition  remains undismissed for a period of 60 days or an order or decree  approving or ordering any of the foregoing is entered;

     (h)  Borrower or any  guarantor of any portion of the  Obligations  becomes unable to pay,  admits in writing its  inability  to pay,  or fails to pay,  its debts as they become due;

     (i) an ERISA Event occurs with respect to Borrower or any  guarantor of any portion of the Obligations  that, in the opinion of Lender,  when taken together with other ERISA  Events that have  occurred,  could  reasonably  be expected to result in a Material Adverse Effect;

                                       21

     (j) any judgment or order for the payment of money in excess of $100,000 in the  aggregate is rendered  against  Borrower or any guarantor of any portion of the Obligations,  and either (1) such judgment or order is final and enforcement proceedings  have been commenced by any creditor upon such judgment or order, or
(2) there is a period of 30 consecutive  days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;

     (k) any non-monetary  judgment or order is rendered against Borrower or any guarantor of any portion of the Obligations that could reasonably be expected to result in a Material  Adverse  Effect,  and there is a period of 30  consecutive days during which a stay of enforcement of such judgment or order,  by reason of a pending appeal or otherwise, is not in effect;

     (l) a Change in Control occurs or exists;

     (m)  Borrower  ceases  to  exist or any  guarantor  of any  portion  of the
Obligation dies or ceases to exist;

     (n) Borrower or any guarantor of any portion of the Obligations becomes the subject of any  out-of-court  settlement  with its  creditors for the payment of money in excess of $100,000;

     (o) any guarantor of any portion of the Obligations attempts to revoke such
Guarantee,  or any such Guarantee becomes  unenforceable in whole or in part for any reason;

     (p) an  Event  of  Default  occurs  under  any  other  agreement  with  (or instrument in favor of) Lender that could  reasonably be expected to result in a
Material Adverse Effect; or

     (q) any other event occurs or exists which could  reasonably be expected to result in a Material Adverse Effect.

     Section 7.02  Remedies.  Upon the  occurrence of an Event of Default (other than an event  described in clause (f), (g) or (h) of Section 7.01),  and at any time  thereafter,  Lender  may  take  any one or  more  or all of the  following actions, at the same or different times:

     (a) terminate the  Commitments,  whereupon the  Commitments  will terminate immediately;

     (b) declare the principal of and any accrued interest on the Loans, and all other Obligations to be due and payable,  whereupon the same will become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower;

     (c) Setoff;

     (d) take other  steps to  project  or  preserve  Lender's  interest  in any
Collateral,  including,  without  limitation,  notifying account debtors to make payments  directly to Lender,  advancing  funds to protect any  Collateral,  and insuring Collateral; and/or

                                       22

     (e)  exercise all  remedies  provided for in any other Loan  Document or as otherwise provided by law.

         If an Event of Default  specified  in either  clause (f), (g) or (h) of
Section  7.01 occurs,  all  Commitments  will  automatically  terminate  and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees,  and all  other  Obligations  will  automatically  become  due and payable,  without presentment,  demand, protest or other notice of any kind, all of which are hereby waived by Borrower.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     Section 8.01 Notices.

     Except in the case of notices and other communications  expressly permitted to be given by  telephone,  all  notices and other  communications  to any party herein to be  effective  will be in writing and  delivered  by hand or overnight courier service,  mailed by certified or registered mail or sent by telecopy, as follows:

         To Borrower:            Attention:  Jerome Fagerland
                                 NEDAK Ethanol, LLC
                                 87590 Hillcrest Road
                                 PO Box 391
                                 Atkinson, Nebraska 68713
                                 Facsimile:  (402) 336-2478

         With a copy to:         Michelle Mapes, Esq.
                                 Blackwell Sanders Peper Martin LLP
                                 1620 Dodge Street, Suite 2100
                                 Omaha, Nebraska 68102
                                 Facsimile: (402) 964-5050

         To Lender:              Attention:  Val Anderson and Robert Ellerbusch
                                 Farm Credit Services of Grand Forks, FLCA
                                 2424 32nd Avenue South
                                 P.O. Box 13570
                                 Grand Forks, North Dakota 58208-3570
                                 Facsimile: (701) 787-6686

         With a copy to:         Kevin Prohaska, Esq.
                                 Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                                 80 South Eighth Street
                                 Minneapolis, Minnesota  55402
                                 Facsimile:  (612) 371-3207

                                       23

     Any party hereto may change its address or facsimile number for notices and other  communications  hereunder by notice to the other parties. All notices and other  communications  delivered to Borrower will, when transmitted by overnight delivery,  or faxed,  be  effective  when  delivered  for  overnight  (next-day)
delivery, or transmitted in legible form by facsimile machine,  respectively, or if mailed,  upon the third  Business Day after the date deposited in the mail or if delivered,  upon delivery.  Notices delivered to Lender will not be effective until actually received at its address specified in this Section 8.01.

     Any  agreement  of  Lender to  receive  certain  notices  by  telephone  or facsimile is solely for the convenience  and at the request of Borrower.  Lender will be  entitled  to rely on the  authority  of any Person  purporting  to be a
Person  authorized  by Borrower to give such notice and Lender will not have any liability to Borrower or any other Person as a result of any action taken or not taken by Lender in  reliance  upon such  telephonic  or  facsimile  notice.  The obligation  of Borrower to repay the Loans and all other  Obligations  hereunder will not be  affected  in any way or to any  extent by any  failure of Lender to receive  written  confirmation  of any  telephonic  or  facsimile  notice or the receipt  by  Lender  of a  confirmation  which is at  variance  with  the  terms understood by Lender to be contained in any such telephonic or facsimile notice.

     Section 8.02  Waiver; Amendments.

     (a) No  failure  or  delay  by  Lender  in  exercising  any  right or power hereunder or any other Loan Document,  and no course of dealing between Borrower and Lender, will operate as a waiver, nor will any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such  right or power,  preclude  any other or  further  exercise  thereof or the exercise of any other right or power  hereunder  or  thereunder.  The rights and remedies of Lender  hereunder and under the other Loan  Documents are cumulative and are not  exclusive  of any rights or remedies  provided by law. No waiver of any  provision of this  Agreement  or any other Loan  Document or consent to any departure by Borrower  therefrom will in any event be effective  unless the same is permitted by paragraph (b) of this  Section,  and then such waiver or consent will be effective  only in the  specific  instance and for the purpose for which given.  Without  limiting  the  generality  of the  foregoing,  the making of an
Advance  will not be  construed  as a waiver of any Default or Event of Default, regardless of whether Lender had notice or knowledge of such Default or Event of
Default at the time.

     (b) No amendment or waiver of any provision of this  Agreement or any other
Loan Document,  nor consent to any departure by Borrower therefrom,  will in any event be  effective  unless the same is in writing  and signed by  Borrower  and
Lender and then such waiver or consent  will be  effective  only in the specific instance and for the specific purpose for which given.

     Section 8.03 Expenses; Indemnification.

(a) Borrower  indemnifies Lender and each Participant  against, and holds Lender and each  Participant  harmless  from, any and all costs,  losses,  liabilities,
claims,   damages  and  related  expenses,   including  the  fees,  charges  and
disbursements  of any  engineers,  consultants,  agents and  counsel  for Lender and/or any Participant,  which are incurred by or asserted against Lender and/or any  Participant  arising out of, in  connection  with or as a result of (1) the execution,

                                       24

delivery  and  documentation  of the  proposal  letter  dated June 7, 2006,  the conditional  commitment letter dated August 7, 2006, the fee letter dated August
7, 2006, this Master Agreement, any Supplement,  any other Loan Document, or any other  agreement or  instrument  contemplated  hereby,  the  performance  by the parties hereto of their respective  obligations hereunder or the consummation of any of the transactions  contemplated hereby or thereby, (2) any Advances or any actual or  proposed  use of the  proceeds  therefrom,  (3) any actual or alleged presence or release of  Hazardous  Materials  on or from any  property  owned by
Borrower or any Subsidiary, or any Environmental Liability related in any way to
Borrower or any  Subsidiary,  or (4) actual or  prospective  claim,  litigation, investigation or proceeding  relating to any of the foregoing,  whether based on contract,  tort or any other theory and  regardless of whether Lender is a party thereto,  including  attorneys'  fees and all other costs and fees (i)  incurred before or after  commencement  of  litigation  or at trial,  on appeal or in any other proceeding, and (ii) incurred in any bankruptcy proceeding; provided, that
Borrower is not obligated to indemnify  Lender or any Participant for any of the foregoing  arising out of Lender's or such  Participant's  gross  negligence  or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

     (b) Borrower will pay, and hold Lender and each  Participant  harmless from and against, any and all Taxes with respect to this Agreement and any other Loan
Document, any Collateral described therein, or any payments due thereunder,  and will save  Lender and each  Participant  harmless  from and  against any and all liabilities  with respect to or resulting from any delay or omission to pay such
Taxes.

     (c) To the extent  permitted by applicable  law,  Borrower will not assert, and Borrower hereby waives, any claim against Lender and/or any Participant,  on any theory of  liability,  for  special,  indirect,  consequential  or  punitive damages (as opposed to actual or direct  damages)  arising out of, in connection with  or  as a  result  of,  this  Agreement  or  any  agreement  or  instrument contemplated hereby, the transactions  contemplated  therein, any Advance or the use of proceeds thereof.

     (d) All amounts due under this Section 8.03 are due and payable promptly on demand.

     Section 8.04 Successors and Assigns.

     (a) The  provisions  of this  Agreement  are binding  upon and inure to the benefit of the  parties  hereto and their  respective  successors  and  assigns, except  that  Borrower  may not assign or transfer  any of its rights  hereunder without the prior  written  consent of Lender (and any  attempted  assignment or transfer by Borrower without such consent will be considered null and void).

     (b) Lender may at any time, without the consent of Borrower,  assign to one or more  assignees  all or a portion of its rights  and  obligations  under this
Agreement  and the other  Loan  Documents,  including  all or a  portion  of any
Commitment and/or all or any portion of any Loan.

     (c) Lender and each  Participant  may at any time,  without  the consent of
Borrower,  sell participation interests to one or more Persons (a "Participant")
in all or a portion of Lender's

                                       25

rights and obligations  under this Agreement,  including all or a portion of any
Commitment  and/or all or any  portion of any Loan.  In the event  Lender or any
Participant  sells  one or more  participation  interests,  Lender's  (and  such
Participant's)  obligations  under this  Agreement  will remain  unchanged,  and
Borrower  will  continue to deal solely and directly  with Lender in  connection with Lender's  rights and  obligations  under this  Agreement and the other Loan
Documents.

     (d) Lender may at any time  pledge or assign a security  interest in all or any portion of its rights under this  Agreement and the Notes without  complying with this Section.  No such pledge or assignment will release Lender from any of its obligations  hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

     Section 8.05 Governing Law; Jurisdiction; Consent to Service of Process.

     (a) This  Agreement  and the other  Loan  Documents  (except  to the extent otherwise provided therein) will be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles  thereof) of the State of North Dakota.

     (b) Borrower hereby irrevocably and unconditionally submits, for itself and its property,  to the  non-exclusive  jurisdiction of the United States District
Court of the  District of North  Dakota,  and of any state court of the State of
North Dakota located in Grand Forks County, in any action or proceeding  arising out  of or  relating  to  this  Agreement  or any  other  Loan  Document  or the transactions  contemplated  hereby or thereby, or for recognition or enforcement of any judgment. Each of the parties irrevocably and unconditionally agrees that all  claims  in  respect  of any such  action  or  proceeding  may be heard  and determined  in such North  Dakota  state  court or, to the extent  permitted  by applicable  law, such federal  court.  Each of the parties  hereto agrees that a final  judgment in any such action or proceeding  will be conclusive  and may be enforced in other  jurisdictions  by suit on the judgment or in any other manner provided  by law.  Nothing in this  Agreement  or any other Loan  Document  will affect any right  Lender may  otherwise  have to bring any action or  proceeding relating to this  Agreement or any other Loan Document  against  Borrower or its properties in the courts of any jurisdiction.

     (c) Borrower irrevocably and unconditionally  waives any objection which it may now or  hereafter  have to the laying of venue of any such  suit,  action or proceeding  described in paragraph  (b) of this Section and brought in any court referred  to in  paragraph  (b) of  this  Section.  Each of the  parties  hereto irrevocably  waives,  to the fullest  extent  permitted by  applicable  law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 8.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL
BY JURY IN ANY LEGAL  PROCEEDING  DIRECTLY  OR  INDIRECTLY  ARISING  OUT OF THIS
AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS  CONTEMPLATED HEREBY OR
THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO  REPRESENTATIVE,  AGENT OR ATTORNEY OF ANY OTHER PARTY HAS
REPRESENTED,  EXPRESSLY  OR

                                       26

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION,  SEEK TO
ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES
HERETO  HAVE BEEN  INDUCED  TO ENTER  INTO  THIS  AGREEMENT  AND THE OTHER  LOAN
DOCUMENTS BY, AMONG OTHER THINGS,  THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION.

     Section  8.07 Right of Setoff.  As  additional  security for payment of the
Obligations, Borrower grants to Lender a security interest in, a lien on, and an express  contractual right, at any time or from time to time upon the occurrence and  during the  continuance  of a Default or Event of  Default,  without  prior notice to Borrower,  any such notice being  expressly  waived by Borrower to the extent  permitted by  applicable  law, to set off and apply against all deposits
(general or special,  time or demand,  provisional  or final) of Borrower at any time held or other  obligations at any time owing by Lender to or for the credit or the account of Borrower  against  any and all  Obligations  held by Lender or
Depositary ("Setoff"),  irrespective of whether Lender has made demand hereunder and although such Obligations may be unmatured. Lender agrees to notify Borrower after any Setoff and any application made by Lender;  provided, that the failure to give such notice will not affect the validity of such Setoff and application.
Lender's  rights  under this  Section  8.07 are in addition to any rights now or hereafter granted under applicable law and do not limit any such rights.

     Section 8.08 Counterparts;  Integration.  This Agreement may be executed in any number of separate  counterparts  (including by telecopy or other electronic mail,  or any  other  electronic  means),  and  all of said  counterparts  taken together  will  be  deemed  to  constitute  one and the  same  instrument.  This
Agreement,  the other  Loan  Documents,  and any  separate  letter  agreement(s)
relating to any fees payable to the Lender constitute the entire agreement among the parties hereto and thereto  regarding the subject matters hereof and thereof and  supersede  all  prior  agreements  and  understandings,  oral  or  written, regarding such subject matters.

     Section 8.09  Survival.  All  covenants,  agreements,  representations  and warranties made by Borrower herein and in the certificates or other  instruments delivered in connection with or pursuant to this Agreement will be considered to have been relied upon by Lender and will survive the  execution  and delivery of this Agreement,  regardless of any investigation made by any such other party or on its behalf and  notwithstanding  that Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended  hereunder,  and will  continue in full force and effect as long as the principal of or any accrued interest on the Loans or any fee or any other amount payable  under  this  Agreement  is  outstanding  and  unpaid and so long as any
Commitment is in effect.  The provisions of Section 8.09 will survive and remain in full force and effect  regardless  of the  consummation  of the  transactions contemplated  hereby,  the  repayment  of  the  Loans,  and  termination  of the
Commitments,  or this Agreement or any provision hereof. All representations and warranties  made  herein,  in the  certificates,  reports,  notices,  and  other documents  delivered  pursuant to this  Agreement will survive the execution and delivery of this Agreement and the other Loan Documents.

     Section 8.10  Severability.  Any  provision of this  Agreement or any other
Loan Document held to be illegal,  invalid or unenforceable in any jurisdiction, will, as to such

                                       27

jurisdiction,  be  ineffective to the extent of such  illegality,  invalidity or unenforceability  without affecting the legality,  validity or enforceability of the remaining  provisions hereof or thereof;  and the illegality,  invalidity or unenforceability of a particular provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 8.11 Transferable  Record. This Agreement,  the Notes and the other
Loan Documents,  as amended, are "transferable records" as defined in applicable law relating to  electronic  transactions.  Therefore,  Lender may, on behalf of
Borrower,  create a  microfilm,  optical disk or  electronic  image of such Loan
Documents that are  authoritative  copies under applicable law. Lender may store such authoritative  copies in microfilm or electronic form and destroy the paper original as part of its normal business  practices.  Lender,  on its own behalf, may control and transfer  such  authoritative  copies as permitted by applicable law.

     Section 8.12  Confidentiality.  Lender agrees to take normal and reasonable precautions to maintain the  confidentiality  of any  information  designated in writing as confidential and provided to it by Borrower or any Subsidiary, except that such  information  may be disclosed (a) to any  Affiliate,  Participant  or advisor of Lender,  including without limitation accountants,  legal counsel and other advisors, provided that Lender shall have taken reasonable steps to assure that such Affiliates,  participants, and advisors will maintain such information in confidence to the same extent required of Lender hereunder, (b) to the extent required by applicable  laws or  regulations or by any subpoena or similar legal process, (c) to the extent requested by any regulatory agency or authority,  (d)
to the extent that such information becomes publicly available,  other than as a result of a breach of this Section 8.12, or which becomes available to Lender on a  nonconfidential  basis from a source other than  Borrower,  (e) in connection with the  exercise of any remedy  hereunder  or any suit,  action or  proceeding relating to this  Agreement  or the  enforcement  of rights  hereunder,  and (f)
subject to provisions  substantially similar to this Section 8.12, to any actual or prospective assignee or Participant, or (g) with the consent of Borrower. Any
Person required to maintain the  confidentiality  of any information as provided for in this Section shall be considered to have complied with its  obligation to do so if such  Person has  exercised  the same  degree of care to  maintain  the confidentiality  of  such  information  as  such  Person  would  accord  its own confidential information.

     Section 8.13 Copies.  Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

     Section  8.14  Notice of  Claims  Against  Lender;  Limitation  of  Certain
Damages.  In order to allow  Lender to mitigate  any  damages to  Borrower  from
Lender's  alleged  breach of its duties  under the Loan  Documents  or any other duty, if any, to Borrower,  the Borrower agrees to give Lender immediate written notice  of any  claim or  defense  it has  against  Lender,  whether  in tort or contract,  relating to any action or inaction by Lender under any Loan Document, or the  transactions  related  thereto,  or of any  defense  to  payment  of the
Obligations for any reason. The requirement of providing timely notice to Lender represents the parties'  agreed-upon  standard of performance  regarding  claims against Lender. Notwithstanding any claim that Borrower may have against Lender, and regardless of any notice Borrower may have given Lender,  Lender will not be liable to Borrower for consequential, punitive and/or special damages.

                                       28

     Section 8.15 Lender's  Rights to  Participate in Additional  Financing.  If
Borrower elects to expand the Project,  Borrower will provide  reasonable notice to Lender so that Lender will have the first right of refusal and opportunity to consider  providing  additional  debt for such  expansion.  Upon receipt of such notice by Lender,  the Lender shall within 60 days provide notice to Borrower of its election to provide or decline to provide such  additional  debt. So long as no Default or Event of Default exists or would result thereby,  Borrower will be permitted  to use a portion of its retained  earnings (as  reflected on its then current audited financial statement) to be agreed upon by Lender and Borrower at the time, for equity purposes for such expansion. Further, such expansion may be permitted  in  Lender's  sole  discretion  so  long  as  Borrower  is in  strict compliance  with all  financial  covenants in Article V  hereunder,  equity from members of  Borrower  following  expansion  would be no less than on the Closing
Date  hereunder,  and  following  expansion  all original  applicable  financial covenants in Article V shall be maintained.

                            [Signature Page Follows]

                                       29

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly  executed by their  respective  authorized  officers as of the day and year first above written.

                                      BORROWER:

                                      NEDAK ETHANOL, LLC

                                      By: /s/ Jerome Fagerland
                                         ---------------------------------
                                      Name: Jerome Fagerland
                                      Title: President and General Manager

                                      By: /s/ Everett Vogel
                                         ---------------------------------
                                      Name: Everett Vogel
                                      Title: Board Chariman

                                      LENDER:

                                      FARM CREDIT SERVICES OF GRAND FORKS, FLCA

                                      By: /s/ Dave DeVos
                                         ---------------------------------------
                                      Name:  Dave DeVos
                                      Title: Vice President

                   [SIGNATURE PAGE TO MASTER CREDIT AGREEMENT]

                                       30

                                  ATTACHMENT I

                                   DEFINITIONS

          A. Accounting Terms and  Determination.  Unless  otherwise  defined or specified  herein,  all accounting  terms used herein will be  interpreted,  all accounting  determinations  hereunder will be made, and all financial statements required to be delivered hereunder will be prepared,  in accordance with GAAP as in effect from time to time.

          B. Terms  Generally.  The definitions of terms herein apply equally to the  singular  and  plural  forms of the terms  defined.  The  words  "include,"
"includes"  and  "including"  are  herein  deemed to be  followed  by the phrase
"without  limitation."  Unless the context requires otherwise (a) any definition of or reference to any agreement,  instrument or other  document  herein will be construed as referring to such agreement, instrument or other document as it was originally  executed or as it may from time to time be amended,  supplemented or otherwise modified (subject to any restrictions on such amendments,  supplements or modifications set forth herein),  (b) any reference herein to any Person will be construed to include such Person's successors and permitted assigns,  (c) the words  "hereof,"  "herein" and  "hereunder"  and words of similar import will be construed  to  refer  to this  Agreement  as a whole  and not to any  particular provision  hereof,  (d) all  references  to  Articles,  Sections,  Exhibits  and
Schedules  will be  construed  to  refer to  Articles,  Sections,  Exhibits  and
Schedules to this  Agreement,  and (e) all references to a specific time will be construed to refer to the time in the city provided herein for Lender's  receipt of notices hereunder, unless otherwise indicated.

          C. Supplements.  Certain terms are defined specifically in one or more
Supplements.  If  there is an  inconsistency  between  the  terms  hereof  and a
Supplement,  the  definitions  in the  Supplement  will  control  to the  extent provided therein.

          D.  Defined  Terms.  In  addition  to the other  terms  defined in the
Agreement, the following terms have the meanings herein specified.

     "Advance" means an advance of Loan funds by Lender to or for the benefit of
Borrower.

     "Affiliate"  means,  as to any Person,  any other Person that directly,  or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

     "Agreement"  means,  collectively,  the  Master  Agreement  and each of the
Supplements in effect from time to time.

     "Borrower" means NEDAK Ethanol, LLC, a Nebraska limited liability company.

     "Business Day" means any day other than a Saturday,  Sunday or other day on which commercial banks in the city of Grand Forks,  North Dakota, are authorized or required by law to close.

                                      I-1

     "Capital Expenditures" means, for any period, without duplication,  (a) the additions to property,  plant and equipment and other  capital  expenditures  of
Borrower  that are (or would be) set forth on a  consolidated  statement of cash flows of Borrower  for such  period  prepared  in  accordance  with GAAP and (b)
Capital Lease Obligations incurred by Borrower during such period.

     "Capital Lease  Obligations"  of any Person means the  capitalized  amount, determined in accordance  with GAAP,  of all  obligations  of such Person to pay rent or other amounts under any lease (or other arrangement  conveying the right to use) real or personal property,  or a combination thereof,  which obligations are required to be classified  and accounted for as capital  leases on a balance sheet of such Person under GAAP.

     "Cash Flow  Sweep"  means the Special  Principal  Payments  required  under
Section 9(d) of the First Supplement.

     "Change in Control"  means the  occurrence  of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related  transactions) of all or substantially  all of the assets of Borrower or any guarantor of any portion of the  Obligations to any Person or
"group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the  Securities  and  Exchange  Commission  thereunder  in effect on the date hereof),  (b)  acquisition  of Control of the  Borrower or any  guarantor of any portion of the  Obligations  by any Person who does not Control the  Borrower or such guarantor on the date of this Agreement, or (c) occupation of a majority of the seats on the board of directors of Borrower or any  guarantor of any portion of the  Obligations by Persons who were neither (1) nominated by the immediately previous board of directors or (2) appointed by directors so nominated.

     "Charges" has the meaning set forth in Section 1.06.

     "Closing   Date"  means  February  14,  2007,  and  with  respect  to  each
Supplement, the date specified in such supplement if a different closing date is specified.

     "Code"  means the Internal  Revenue Code of 1986,  as amended and in effect from time to time.

     "Collateral" means all of Borrower's tangible and intangible property, real and personal,  including without limitation, all casualty insurance proceeds and condemnation awards.

     "Collateral  Assignment"  means each  collateral  assignment by Borrower in
favor  of  Lender  of  a  Material  Contract,   including  all  such  collateral
assignments made prior to the date hereof and all of those made hereafter.

     "Commitment" means any commitment by Lender to advance funds to Borrower as set forth in this Agreement or any Supplement to this Agreement.

     "Consent and Waiver of  Borrower's  Rights" means the consent and waiver in the form attached hereto as Exhibit 2.01(c)(14).

                                      I-2

     "Control" means the power,  directly or indirectly,  either to (a) vote 10%
or more of securities having ordinary voting power for the election of directors
(or persons performing similar functions) of a Person or (b) direct or cause the direction  of the  management  and  policies  of a Person,  whether  through the
ability  to  exercise  voting  power,  by  contract  or  otherwise.   The  terms
"Controls," "Controlling," "Controlled by," and "under common Control with" have meanings correlative thereto.

     "Control  Agreements" means the agreements  requested by Lender, if any, to perfect Lender's security interest in Deposit Accounts and Investment  Accounts, as the same may be amended,  restated,  supplemented or otherwise  modified from time to time.

     "Deed of Trust" means the Deed of Trust, Security Agreement,  Assignment of
Leases and Rents and Fixture  Financing  Statement  between  Borrower and Lender dated the date  hereof,  as further  amended,  restated,  revised  or  otherwise modified from time to time hereafter.

     "Default"  means any condition or event that,  with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Default Interest" has the meaning set forth in Section 1.04.

     "Deposit  Accounts" means all demand,  time,  savings,  passbook or similar depository accounts of Borrower with any Person, including Borrower's operating, payroll, and other bank or depository accounts.

     "Depositary" has the meaning set forth in Section 2.01(h).

     "EBITDA" for any period means an amount equal to (a) Net Income plus (b) to the extent deducted in determining Net Income,  the sum of (i) Interest Expense,
(ii) income  taxes,  (iii)  depreciation  and  amortization,  and (iv) all other non-cash charges.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments,  injunctions,  notices or binding agreements issued, promulgated or entered into by or with any Governmental  Authority,  relating in any way to the  environment,  preservation or reclamation of natural  resources, the management,  Release or threatened  Release of any Hazardous  Material or to health and safety matters.

     "Environmental  Liability"  means any  liability,  contingent  or otherwise
(including any liability for damages,  costs of environmental  investigation and remediation,  costs of administrative oversight, fines, related attorneys' fees, natural  resource  damages,  penalties or  indemnities),  directly or indirectly resulting  from or  based  upon  (a) any  actual  or  alleged  violation  of any
Environmental Law, (b) the generation, use, handling,  transportation,  storage, treatment  or disposal  of any  Hazardous  Materials,  (c) any actual or alleged exposure to any Hazardous  Materials,  (d) the Release or threatened  Release of any  Hazardous  Materials,  or (e) any contract,  agreement or other  consensual arrangement  pursuant to which  liability  is assumed or imposed with respect to any of the foregoing.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended from time to time, and any successor statute.

                                      I-3

     "ERISA   Affiliate"   means  any  trade  or   business   (whether   or  not
incorporated),  which,  together with Borrower,  is treated as a single employer under  Section  414(b) or (c) of the Code or, solely for the purposes of Section
302 of ERISA and Section 412 of the Code, is treated as a single  employer under
Section 414 of the Code.

     "ERISA Event" means (a) any "reportable  event," as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);  (b) the existence  with respect  to any Plan of an  "accumulated  funding  deficiency"  (as  defined  in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing  pursuant to Section  412(d) of the Code or Section 303(d) of ERISA of an
application  for a waiver of the minimum  funding  standard  with respect to any
Plan;  (d) the  incurrence  by  Borrower or any of its ERISA  Affiliates  of any
liability  under Title IV of ERISA with respect to the  termination of any Plan;
(e) the  receipt  by  Borrower  or the ERISA  Affiliate  from the PBGC or a plan administrator  appointed  by the PBGC of any notice  relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer  any Plan; (f)
the incurrence by Borrower or any of its ERISA  Affiliates of any liability with respect to the withdrawal or partial  withdrawal from any Plan or  Multiemployer
Plan;  or (g) the receipt by Borrower or any ERISA  Affiliate of any notice,  or the receipt by any  Multiemployer  Plan from Borrower or any ERISA  Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination
that  a  Multiemployer   Plan  is,  or  is  expected  to  be,  insolvent  or  in
reorganization, within the meaning of Title IV of ERISA.

     "Event of Default" has the meaning set forth in Section 7.01.

     "Farm Products" has the meaning ascribed thereto in the UCC.

     "First  Supplement"  means  the  First  Supplement  to  the  Master  Credit
Agreement  (Construction  and Term Loan  Facility)  between  Borrower and Lender dated the date hereof, as amended, restated, supplemented, or otherwise modified from time to time.

     "Fixed Charges" for any period means the  consolidated  sum of (a) interest
expense,   (b)  scheduled  principal  payments  made  on  Total  Debt,  (c)  Tax
Distributions paid, (d) Restricted Payments declared or otherwise allocated, and
(e) the  lesser  of  $500,000  of  maintenance  Capital  Expenditures  or actual maintenance Capital Expenditures.

     "Fixed  Charge  Coverage  Ratio"  means for any period of four  consecutive quarters, the ratio of (a) EBITDA to (b) Fixed Charges.

     "Food Security Act" means the Food Security Act of 1985, 7 U.S.C. ss. 1631, as amended, and the regulations promulgated thereunder.

     "GAAP" means generally accepted  accounting  principles in effect from time to time in the United States applied on a consistent basis.

     "Governmental  Authority"  means the  government  of the  United  States of
America, any other nation or any political subdivision thereof, whether state or local,  and any agency,  authority,  instrumentality,  regulatory  body,  court, central  bank or  other  entity  exercising

                                      I-4

executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee"  of  or  by  any  Person,   including  without  limitation  any
Governmental  Authority providing a guarantee of any portion of the Obligations,
(the  "guarantor")  means  any  obligation,  contingent  or  otherwise,  of  the guarantor  guaranteeing  or  having  the  economic  effect of  guaranteeing  any
Indebtedness or other obligation of any other Person (the "primary  obligor") in any manner, whether directly or indirectly and including any obligation,  direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the  purchase or payment of) such  Indebtedness  or other  obligation  or to purchase  (or to advance or supply  funds for the  purchase of) any security for the payment thereof,  (b) to purchase or lease property,  securities or services for the purpose of assuring the owner of such  Indebtedness or other  obligation of the payment thereof,  (c) to maintain working capital,  equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation,  or (d)
as an account  party in  respect of any letter of credit or letter of  guarantee issued in support of such Indebtedness or obligation.  The term "Guarantee" does not include  endorsements  for collection or deposits in the ordinary  course of business.  The amount of any  Guarantee  is deemed to be an amount  equal to the stated or  determinable  amount of the  primary  obligation  in respect of which
Guarantee is made or, if not so stated or determinable,  the maximum  reasonably anticipated  liability in respect  thereof  (assuming such Person is required to perform  thereunder)  as  determined  by such  Person  in good  faith.  The term
"Guarantee" used as a verb has a corresponding meaning.

     "Hazardous  Materials"  means all  explosive or  radioactive  substances or wastes  and all  hazardous  or toxic  substances,  wastes  or other  pollutants, including  petroleum or petroleum  distillates,  asbestos or asbestos containing materials,  polychlorinated  biphenyls,  radon gas, infectious or medical wastes and all other  substances  or wastes of any  nature  regulated  pursuant  to any
Environmental Law.

     "Hedging  Agreements"  means interest rate swap, cap or collar  agreements, interest rate future or option  contracts,  currency swap  agreements,  currency future or option contracts, commodity agreements and other similar agreements or arrangements  designed  to  protect  against  fluctuations  in  interest  rates, currency values or commodity values, in each case to which Borrower is a party.

     "Indebtedness" of any Person means, without duplication (a) all obligations of such Person for borrowed money,  (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the  deferred  purchase  price of property or services
(other  than  trade  payables  incurred  in the  ordinary  course  of  business;
provided,  that for purposes of Section 7.01(e),  trade payables overdue by more than 120 days are included in this  definition  except to the extent that any of such  trade  payables  are  being  disputed  in good  faith  and by  appropriate measures),  (d) all  obligations  of such Person under any  conditional  sale or other title retention agreement(s) relating to property acquired by such Person,
(e)  all  Capital  Lease  Obligations  of  such  Person,  (f)  all  obligations, contingent  or  otherwise,  of such  Person in  respect  of  letters  of credit, acceptances or similar  extensions of credit, (g) all Guarantees of such Person,
(h) all  Indebtedness  of a third party secured by any Lien on property owned by such Person,  whether or not such  Indebtedness has been assumed by

                                      I-5

such Person,  (i) all  obligations of such Person,  contingent or otherwise,  to purchase,  redeem,  retire or  otherwise  acquire  for value any  common  stock, membership unit or other capital interest of such Person,  (j) Off-Balance Sheet
Liabilities,  and (k) all capital  interests  of such person  (such as preferred units)  which  call for a fixed or  formulaic  amount  to be paid to the  holder thereof or that have a maturity date. The  Indebtedness  of any Person  includes the  Indebtedness  of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such
Indebtedness provide that such Person is not liable therefor.

     "Inventory" has the meaning ascribed thereto in the UCC, and shall include, without limitation,  grain, grain sorghum, corn, soybeans, wheat, ethanol, dried distiller's grains and solubles, and other goods, held by Debtor for sale or for processing and sale.

     "Investment  Accounts"  means all  securities  or  investment  accounts  of
Borrower with brokerage firms and other Persons.

     "Investments" has the meaning set forth in Section 6.04.

     "Lender"  means Farm Credit  Services of Grand Forks,  FLCA, a federal land credit association  organized under the Farm Credit Act of 1971, as amended, and its successors and assigns.

     "Lien" means any mortgage,  pledge,  security interest,  lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other  arrangement  having  the  practical  effect  of the  foregoing  or any preference,  priority or other security agreement or preferential arrangement of any kind or nature  whatsoever  (including any  conditional  sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

     "Loan" means a loan  commitment  or credit and  facilities  made under this
Agreement as more fully described in a Supplement.

     "Loan Documents" means collectively this Master Agreement, the Supplements,
the  Deed  of  Trust,  the  Security   Agreement,   the  Notes,  the  Collateral
Assignments,  all other Loan Documents,  all UCC financing  statements  filed by
Lender in  connection  with  perfection  of  Lender's  security  interest in the
Collateral,  and any Control  Agreements,  draw requests,  and any and all other instruments,  agreements, documents and writings executed pursuant to any of the foregoing  which have been delivered in fulfillment of a condition  precedent to effectiveness or to Lender's  obligations  under any of the foregoing,  or which have  otherwise  been executed by Borrower and delivered to Lender in connection with the Obligations or the Collateral.

     "Master Agreement" means solely this Master Credit Agreement, not including the  Supplements,  as amended,  restated,  or otherwise  modified (other than by
Supplements entered into pursuant to Section 1.02) from time to time.

     "Material Adverse Effect" means, with respect to any event, act,  condition or occurrence of whatever  nature  (including any adverse  determination  in any litigation,  arbitration, or governmental investigation or proceeding),  whether singularly  or in  conjunction  with any  other  event or  events,  act or acts, condition or  conditions,  occurrence or occurrences  whether or not

                                      I-6

related,  a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, or liabilities, of
Borrower,  (b) the ability of Borrower to perform any of its  obligations  under the Loan Documents,  (c) the rights and remedies of Lender under any of the Loan
Documents or (d) the  legality,  validity or  enforceability  of any of the Loan
Documents.

     "Material  Contract"  means an agreement to which  Borrower is or hereafter becomes a party which is material to the operation of Borrower's business.

     "Material  Indebtedness"  means  Indebtedness  (other  than the  Loans)  or obligations  in  respect  of one or  more  Hedging  Agreements  in an  aggregate principal  amount of $100,000 or more.  For  purposes  of  determining  Material
Indebtedness,  the  "principal  amount"  of the  obligations  in  respect to any
Hedging  Agreement at any time is the maximum aggregate amount (giving effect to any netting  agreements)  that Borrower would be required to pay if such Hedging
Agreement were terminated at such time.

     "Maximum Rate" has the meaning set forth in Section 1.06.

     "Multiemployer  Plan" has the  meaning set forth in Section  4001(a)(3)  of
ERISA.

     "Net  Available  Cash"  means  Borrower's  Net  Income  after  taking  into consideration the payment of each of the following items: (a) all interest, fees and scheduled debt payments on the Loans,  (b) scheduled debt service  permitted to be paid on any subordinated  debt authorized by Lender,  (c) replenishment of any draws taken from the Debt Service Reserve Account such that such account has a minimum  balance  of  $2,400,000  (unless  the  requirement  to fund such Debt
Service Reserve Account has been terminated  pursuant to the terms of the Second
Supplement),  (d)  payment of Capital  Expenditures,  (e) Tax  Distributions  to
Borrower's members,  (f) the payment of all USDA Bio Energy program payments and other  payments  and  benefits  received by  Borrower  in respect of  incentives provided  by the  State of  Nebraska  or any  other  Governmental  Authority  as required  under  Section 9(c) of the First  Supplement,  (g) the Cash Flow Sweep
payment required under Section 9(d) of the First Supplement, and (h) the payment of  the  Nebraska  Tax  Rebate  as  required  under  Section  10 of  the  Second
Supplement.

     "Net Income" means net income (or loss) determined on a consolidated  basis in accordance with GAAP, but excluding (a)  extraordinary  gains or losses,  (b)
gains  attributable to write-up of assets, (c) any equity interest in unremitted earnings of any Person that is not a Subsidiary, and (d) income (or loss) of any
Person which  accrued  prior to the date such Person  becomes a Subsidiary or is merged into or  consolidated  with  Borrower or any  Subsidiary on the date such
Person's  assets are acquired by the Borrower or a Subsidiary.  Net Income shall include  USDA Bio  Energy  program  payments  and other  payments  and  benefits received by Borrower in respect of incentives  provided by the State of Nebraska or any other Governmental Authority.

     "Notes"  means,  collectively,  all  notes of  Borrower  in favor of Lender issued pursuant to a Supplement.

     "Obligations"  means all amounts owed by Borrower to Lender  pursuant to or in  connection  with this  Agreement or any other Loan  Document,  and any other obligation  of

                                      I-7

Borrower to Lender of any nature whatsoever,  including without limitation,  all principal,  interest  (including  any interest  accruing after the filing of any petition in bankruptcy or the commencement of any insolvency,  reorganization or like proceeding relating to Borrower,  whether or not a claim for post-filing or post-petition  interest  is  allowed  in  such  proceeding),  all  reimbursement
obligations,   fees,   prepayment   premiums,   expenses,   indemnification  and
reimbursement  payments,  costs and expenses (including all fees and expenses of counsel  to  Lender  incurred  pursuant  to this  Agreement  or any  other  Loan
Document),  whether direct or indirect,  absolute or  contingent,  liquidated or unliquidated,  now  existing  or  hereafter  arising  hereunder  or  thereunder, together with all renewals, extensions, modifications or refinancings thereof.

     "Off-Balance  Sheet  Liabilities"  of any Person  means (a) any  repurchase obligation  or  liability  of such  Person  with  respect to  accounts  or notes receivable sold by such Person,  (b) any liability of such Person under any sale and leaseback  transactions which do not create a liability on the balance sheet of such Person, (c) any liability of such Person under any so-called "synthetic"
lease  transaction,  or (d) any  obligation  arising  with  respect to any other transaction  which  is the  functional  equivalent  of or  takes  the  place  of borrowing but which does not constitute a liability on the balance sheet of such
Person.

     "Participant" has the meaning set forth in Section 8.04(c).

     "PBGC"  means the  Pension  Benefit  Guaranty  Corporation  referred to and defined in ERISA, and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

     (a) Liens  imposed  by law for taxes not yet due (or with  respect  to real estate taxes,  not yet delinquent) or which are being contested in good faith by appropriate  proceedings  and with respect to which adequate  reserves are being maintained in accordance with GAAP;

     (b)  statutory  Liens of  landlords  and Liens of  carriers,  warehousemen, mechanic,  materialmen  and other Liens  imposed by law created in the  ordinary course of business for amounts not yet due or which are being  contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

     (c)  pledges  and  deposits  made in the  ordinary  course of  business  in compliance with workers'  compensation,  unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids,  trade  contracts,  leases, statutory  obligations,  surety and appeal  bonds,  performance  bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) judgment and attachment liens not giving rise to an Event of Default or
Liens created by or existing from any  litigation or legal  proceeding  that are currently  being  contested in good faith by  appropriate  proceedings  and with respect to which adequate reserves are being maintained in accordance with GAAP;

                                      I-8

     (f) easements, zoning restrictions,  rights-of-way and similar encumbrances on real  property  imposed by law or arising in the ordinary  course of business that do not secure any monetary  obligations and do not materially  detract from the value of the affected  property or  materially  interfere  with the ordinary conduct of business of Borrower and its Subsidiaries taken as a whole; and

     (g) Liens in favor of Lender.

     "Permitted Investments" means:

     (a) direct  obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such  obligations  are backed by the full faith and credit of the United  States),  in each case  maturing  within one year from the date of acquisition thereof;

     (b) commercial paper having the highest rating,  at the time of acquisition thereof,  of S&P or Moody's and in either case  maturing  within six months from the date of acquisition thereof;

     (c)  certificates  of  deposit,  bankers'  acceptances  and  time  deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit  accounts  issued or offered by, any domestic  office of any commercial  bank organized  under the laws of the United
States of America or any state thereof which has a combined  capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than
30 days for  securities  described  in clause (a) above and entered  into with a financial institution satisfying the criteria described in clause (c) above;

     (e)  mutual  funds  investing  solely  in any one or more of the  Permitted
Investments described in clauses (a) through (d) above; and

     (f) Hedging  Agreements  entered  into in the  ordinary  course of business solely to hedge or mitigate risks to which Borrower is exposed in the conduct of its business or management of its liabilities.

     "Person" means any individual, partnership, firm, corporation, association, joint  venture,  limited  liability  company,  trust  or  other  entity,  or any
Governmental Authority.

     "Projections"  means Borrower's  forecasted (a) balance sheets;  (b) profit
and  loss  statements;   and  (c)  cash  flow  statements;  all  prepared  on  a
consolidated  basis  and  otherwise  consistent  with the  historical  financial statements  of Borrower,  together  with  appropriate  supporting  details and a statement  of  underlying  assumptions  which are  believed  by  Borrower  to be reasonable  and fair in light of the current  condition and past  performance of
Borrower and to reflect a reasonable  estimate of the projected  balance sheets, results of operations,  cash flows and other  information  presented therein for five (5) years following the Closing Date.

                                      I-9

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the  provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Borrower or any ERISA Affiliate is (or,  if such plan were  terminated,  would  under  Section  4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Real Estate"  means all real property  owned or leased by Borrower that is intended as collateral for any Loan.

     "Release" means any release, spill, emission,  leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater,  land surface or subsurface strata) or within any building, structure, facility or fixture.

     "Responsible  Officer" means Borrower's  general manager or chief financial officer,  or such other duly  authorized  Person as may be designated in writing with the prior written consent of Lender.

     "Second  Supplement"  means the  Second  Supplement  to the  Master  Credit
Agreement  (Revolving  Facility)  between  Borrower  and  Lender  dated the date hereof, as amended, restated,  supplemented,  or otherwise modified from time to time.

     "Security  Agreement"  means the  Security  Agreement  between  Lender  and
Borrower  dated as of the date hereof,  as amended,  restated,  supplemented  or otherwise modified from time to time.

     "Servicing  Fee"  means  the  servicing  fee to be paid to  Lender  by each
Participant in the amount of 25 basis points of the total participation interest of each such Participant in the Loan.

     "Setoff" has the meaning set forth in Section 8.07.

     "Subsidiary"  means,  with  respect  to  any  Person  (the  "parent"),  any corporation,  partnership, joint venture, limited liability company, association or other  entity the accounts of which would be  consolidated  with those of the parent in the  parent's  consolidated  financial  statements  if such  financial statements were prepared in accordance with GAAP as of such date, as well as any other  corporation,  partnership,  joint  venture,  limited  liability  company, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power, or in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date,  otherwise  Controlled  (as set forth in clause (b) of the definition thereof),  by the  parent or one or more  subsidiaries  of the  parent or by the parent and one or more subsidiaries of the parent.  Unless otherwise  indicated,
all  references  to  "Subsidiary"   hereunder  mean  a  Subsidiary  of  Borrower
(including Subsidiaries formed after the Closing Date).

     "Supplements" has the meaning set forth in Section 1.02.

     "Tangible Net Worth" means, as of any date (a) the total assets of Borrower that should be reflected on  Borrower's  consolidated  balance  sheet as of such date prepared in accordance

                                      I-10

with GAAP,  after  eliminating  all amounts  properly  attributable  to minority interests, if any, in the stock and surplus of Subsidiaries, less (b) the sum of
(i) Total Debt as of such  date,  (ii) the  amount of  appraisal  surplus or any write-up in the book value of any assets resulting from a revaluation thereof or any  write-up in excess of the cost of such  assets  acquired  reflected  on the consolidated  balance  sheet of Borrower as of such date  prepared in accordance with GAAP,  and (iii) the net book amount of all assets of Borrower  that should be classified as intangible assets (including  investments in other entities) on a consolidated  balance sheet of Borrower as of such date prepared in accordance with GAAP.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions,  charges  or  withholdings  imposed  by any  Governmental  Authority arising from payment hereunder or from the execution,  delivery,  or enforcement of, any Loan  Document,  including,  without  limitation,  all present or future stamp or documentary  taxes or any other excise or property taxes.  "Taxes" does not include taxes based on (or determined solely by) Lender's net income.

     "Tax  Distributions"  means,  for any  taxable  year for which  Borrower is treated  under the Code as a  partnership  for income tax  purposes or otherwise
disregarded   under  the  Code  for  income  tax  purposes,   dividends   and/or
distributions paid by the Borrower to its members from time to time in an amount not to exceed the  product of (i) the  taxable  income of  Borrower  (determined without regard to any adjustments under Section 743(b) of the Code of any member of Borrower) multiplied by (ii) forty percent (40%).

     "TIF  Transaction"  has the  meaning  set forth in  Section  6.01(c) of the
Master Agreement.

     "Total Debt" means all Indebtedness  that should be reflected on Borrower's consolidated balance sheet prepared in accordance with GAAP.

     "Uniform  Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of North Dakota.

     "Withdrawal  Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer  Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                                      I-11

                               EXHIBIT 2.01(c)(6)

                              OPINION REQUIREMENTS

     1.  Borrower (a) is a limited  liability  company duly  organized,  validly existing,  and in  good  standing  under  the  laws of the  jurisdiction  of its organization,  (b) has the power and  authority  and the legal  right to own and operate its property and to conduct its business.

     2. Borrower has the power and authority to execute, deliver and perform the
Loan Documents to which it is a party and has taken all necessary organizational action  to  authorize  the  execution,  delivery  and  performance  of the  Loan
Documents to which it is a party.

     3. No consent,  approval or  authorization  of, or  registration  or filing with, any Person (including,  without limitation, any Governmental Authority) is required in connection  with the execution,  delivery or performance by Borrower of the Loan Documents.

     4. Borrower has duly executed and delivered the Loan  Documents to which it is a  party,  and the  Loan  Documents  constitute,  legal,  valid  and  binding obligations  of  Borrower  enforceable  against  it  in  accordance  with  their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization,  moratorium,  or  similar  laws  affecting  the  enforcement  of creditors' rights generally and by general principles of equity.

     5.  The  execution,  delivery  and  performance  by  Borrower  of the  Loan
Documents  to  which  it is a  party  will  not  (a)  violate  the  articles  of organization  or the  operating  agreement  of  Borrower,  (b)  violate  any law applicable to Borrower, (c) insofar as known to us, violate any determination of an arbitrator or a court or other Governmental Authority applicable to Borrower,
(d)  insofar  as known to us,  cause a breach or default  under any  contractual obligation of Borrower,  or (e) result in the creation or imposition of any Lien on any of the property or revenues of Borrower.

     6. To the best of our knowledge, no litigation, investigation or proceeding of or before any Governmental  Authority are pending or threatened by or against
Borrower,  or against any of its properties or revenues,  existing or future (a)
with  respect  to any  Loan  Document  or any of the  transactions  contemplated thereby, or (b) which, if adversely determined,  would reasonably be expected to have a Material Adverse Effect.

     7. The rates of interest and the fees provided for in the Credit  Agreement and the description  thereof  provided in the Credit  Agreement and the Notes do not violate any laws of the State of  Nebraska  relating to interest  and usury, and will not  violate  any such law by virtue of any  fluctuations  in any base, prime,  index or equivalent rate or rates on which interest charges may be based under such agreements.

     8.  Under the laws of the State of  Nebraska,  the Loan  Documents  will be governed by the internal laws of the State of North  Dakota,  including all such laws relating to interest and usury.

     9. To the extent Borrower has rights in the  "Collateral"  described in the
Security  Agreement and Collateral  Assignments,  the provisions of the Security
Agreement and the

Collateral Assignments are sufficient to grant to Lender, a security interest in all  right,  title and  interest  of the  Borrower  in those  items and types of
Collateral  in which a  security  interest  may be  created  under  Article 8 or
Article  9 of the  UCC.  To the  extent  that the  Borrower  has  rights  in the
"Collateral"  described in the Security Agreement and the Collateral Assignments
and to the extent that such Collateral consists of types of items of property in which a security interest may be perfected by the filing of financing statements in the State of Nebraska,  such security  interests  have been  perfected by the filing of the Financing  Statements in the offices of the Nebraska  Secretary of
State and the Fixture Financing Statements in the office of the Recorder in Holt
County, Nebraska.

     10. The Deed of Trust,  upon due  recordation in the office of the Recorder in Holt  County,  Nebraska,  will  constitute  in favor of  Lender,  a valid and
continuing  lien  on  the  property   described  therein  as  security  for  the
Obligations and will be enforceable in accordance with its terms,  except to the extent that enforceability may be limited by applicable  bankruptcy,  insolvency and other similar laws, and equity principles of general  application,  relating to or affecting the enforcement of creditors' rights generally.

     11.   Borrower  has  obtained  all  permits,   licenses,   approvals,   and
authorizations  required  by  all  Governmental  Authorities  for  construction, ownership, and operation of the Collateral.

                               EXHIBIT 2.01(c)(14)

                      CONSENT AND WAIVER OF BORROWER RIGHTS

                                  (Attach Form)

                               CONSENT AND WAIVER

          Reference  is  made  to  the  Master  Credit  Agreement  dated  as  of
     _____________, 2007 (the "Credit Agreement"), by and between NEDAK Ethanol,
     LLC, a Nebraska  limited  liability  company  ("Borrower")  and Farm Credit
     Services of Grand Forks,  FLCA.  Terms defined in the Credit  Agreement are used herein with the same meanings.

          The Borrower does hereby consent to the sale or  participation  of the
     Loans to one or more  Participants  pursuant to Section  2.01(c)(14) of the
     Credit  Agreement and waives the Borrower  Rights,  a copy of which are set forth on Exhibit A attached hereto.

          This  Consent  and Waiver is being  delivered  pursuant to Farm Credit
     Administration Regulations, Section 617.7015 (69 FR 10908, March 9, 2004).

          IN WITNESS  WHEREOF,  I have hereunto signed my name this _____ day of
     ______________, 2007.

                                                NEDAK Ethanol, LLC

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                  Section 3.15

                                  Schedule 3.17

                               Material Contracts

                                  EXHIBIT 3.19

                                 BORROWER RIGHTS

1.   At loan closing,  Borrower shall receive copies of Loan Documents signed by
     Borrower.  Upon  request  thereafter  Borrower  is  entitled  to  copies of documents  signed or  delivered by  Borrower,  copies of  Lender's,  or the
     Lender's  parent  association's,  charter and by laws, as  applicable,  and copies of Lender's appraisals of the collateral.

2.   If the Loans have an adjustable or variable interest rate, Borrower will be notified  in writing of any change in  interest  rate.  The notice  will be given not later than any deadline date required by regulations  promulgated by the Farm Credit Administration.

3.   If Borrower's Loans are in a differential  interest rate program,  Borrower may request that Lender review the Loans to verify that the proper interest rate category has been assigned, and also to explain in writing to Borrower the basis for the interest  rate  charged and how the credit  status of the
     Borrower may be improved to receive a lower interest rate on the Loans.

4.   If Lender  places  Borrower's  Loans in  nonaccrual  status and such action results  in an  adverse  action  being  taken  against  Borrower  (such  as revocation of any  undisbursed  loan  commitment),  the Lender shall notify
     Borrower in writing of such change in status and the reasons therefore.  If
     Borrower was not delinquent in any payments under the Loans at the time and
     Borrower's  request  to have the  Loans  reinstated  to  accrual  status is denied,  Borrower  may obtain a review of such denial  before the  Lender's credit review committee.

5.   Lender may not  commence  foreclosure  or other  legal  action  against any collateral  securing  the  Loans  unless  at  least  45  days  before  such
     commencement   Lender  has  provided  Borrower  with  a  copy  of  Lender's restructuring  policy and forms on which  Borrower may submit a request for restructuring.  If Borrower's request for restructuring is denied, Borrower may appeal the denial to Lender's  credit  review  committee,  and may also obtain an independent  appraisal of any collateral (at Borrower's  expense)
     for consideration by the credit review committee.

     If Lender  acquires  agricultural  real estate by  enforcement  of Lender's lien, when Lender elects to sell or lease the acquired property,  Borrower shall have a right of first refusal on the property.  Lender shall notify  Borrower in writing and Borrower may purchase or lease the property, as appropriate,  at the appraised fair market value or fair rental value,  or if the property is sold by public offering, at the price of the highest qualified bid.

                                  Schedule 4.08

                             Insurance Requirements

                                  Schedule 4.10

                              List of Subsidiaries

                                Schedule 6.01(b)

                             Permitted Indebtedness

                                  Schedule 6.04

                              Existing Investments

                                  Schedule 6.13

                         Deposit and Investment Accounts